UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

TIER 2 OFFERING Amendment #1
OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

QUANTUM GENESIS AI CORP.
(Exact name of registrant as specified in its charter) QUANTUMZYME CORP (Previous name of registrant)

Date: October 26, 2026

Nevada	2860	36-4806481
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification Number)

15656 BERNARDO CENTER DRIVE Suite 801 SAN DIEGO, CA, 92127
Phone: 858-216-7676
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Jonathan D. Leinwand, Esq.
Jonathan D. Leinwand, P.A.
18305 Biscayne Blvd., Suite 200
Aventura, FL 33160
Phone: (954) 903-7856
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

Preliminary Offering Circular dated October 26, 2026

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Explanation: This First Amendment to the Reg A filed on October 8, 2026, is to fix the price of the offering at $.001 Per share.

Maximum Offering: $5,000,000 of Common Stock

Minimum Purchase per Investor: $5,000

Up to a Maximum of 500,000,000  Common Shares

Offering Price $.01 per Share

This is the public offering of securities of Quantum Genesis AI Corp., a Nevada corporation. We are offering up to 500,000,000 shares of our Common Stock, par value $0.00001 per share (the “Common Stock”), at an offering price is $.01 per share, for a maximum amount of $5,000,000 (the “Offered Shares”). This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is $5,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their best efforts in an attempt to offer and sell the Shares and there is no guarantee that they will be able to do so. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Company is using the S-1 format for its disclosure in this Offering Circular.

The Company processed a name change and symbol change with FINRA on February 17, 2026. The Company’s new name is Quantum Genesis AI Corp. and the Company’s new symbol is QGAI. The Common Stock offered hereby is quoted on the OTC Pink marketplace under the symbol “QGAI”.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” section of this Offering Circular for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Securities Offered by the Company	Price Per Share to Public	Total Number of Shares Being Offered	Broker- Dealer discount and commissions (1)	Proceeds to issuer (2)
Per Share of Common Stock	$($0.01)	$(0.01)	$-	$(0.01)
Total Minimum	$5,000	500,000	$-	$5,000
Total Maximum	$5,000,000	500,000,000	-	5,000,000

(1)

We may offer the shares of our common stock through registered broker-dealers or a selling agent and we may pay finders, although we have no current arrangements to do so. We currently do not have any specific plans or arrangements to use a selling agent, broker-dealer or finder; however, if we choose to do so in the future, information about any such broker dealer, selling agent, or finder shall be disclosed in an amendment to this Offering Circular.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $50,000. See “Plan of Distribution.”

*	An Issuer may raise an aggregate of $75.0 million in a 12-month period pursuant to Tier 2 of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).

Our Board of Directors used its business judgment in setting a value of $.01 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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In this Offering Circular, unless the context indicates otherwise, references to, “Quantum Genesis AI Corp.” “QGAI”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Quantum Genesis AI Corp.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We, and if applicable, those selling Common Stock on our behalf in this offering, will be permitted to make a determination that the purchasers of Common Stock in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (the “Securities Act”). For general information on investing, we encourage you to refer to www.investor.gov.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchaser” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.

earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of the business;

Our reliance on suppliers and vendors;

Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses;

Our ability to finance our businesses;

Our ability to promote our businesses;

Our ability to compete and succeed in highly competitive and evolving businesses;

Our ability to respond and adapt to changes in technology and customer behavior; and

Our ability to protect our intellectual property and to develop, maintain and enhance our business strategy.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Quantum Genesis AI Corp. (formerly Quantumzyme Corp.) was incorporated in the state of Nevada on March 20, 2015. The Company was originally formed to develop marketing channels to distribute office equipment to the wholesale market in the United States. Following the asset purchase described below, the Company pivoted to its current business as a biotransformation company focused on clean and green chemistry. Our functional currency is the US Dollar and all the references to currency in the financial statements are in US Dollars.

On February 8, 2023, Ms. Sandra (Demeria) Brossart (“Brossart”) resigned as the sole-officer and director of the Company, and Mr. Naveen Krishna Rao Kulkarni (“Kulkarni”) was appointed as sole-officer and director in her place.

Thereafter, on February 21, 2023, the Company entered into that certain Asset Purchase Agreement (“Purchase Agreement”), between the Company and Quantumzyme Inc., a Delaware corporation, (“Quantumzyme”) and Kulkarni, the sole- officer, director, and shareholder of Quantumzyme (collectively, Quantumzyme and Mr. Kulkarni are hereinafter referred to as the “Seller”) pursuant to which the Company acquired various assets from the Seller, such assets are applied to and used in the “Enzyme Catalyst” biotransformation sector. In exchange for the Acquired Assets, the Company issued Mr. Kulkarni One Million Five Hundred Thousand (1,500,000) restricted shares of the Company’s common stock (Post split), representing approximately Seventy-Three (73%) percent of the Company’s issued and outstanding shares.

On March 31, 2023, the Company changed its name to Quantumzyme Corp.

On November 30, 2025, the Board of Directors approved an amendment to the Company’s Articles of Incorporation to change the Company’s name from Quantumzyme Corp. to Quantum Genesis AI Corp. On February 11, 2026, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada and the name change became effective upon filing.

On February 17, 2026, the Company changed its name to Quantum Genesis AI Corp. Symbol “QGAI”.

Overview

Quantum Genesis AI Corp. (formerly Quantumzyme Corp.), is a biotransformation company, focused on clean and green chemistry. Specifically, the Company is in the business of developing engineered enzymes in the application of active pharmaceutical ingredients (“API”) production. As we move forward, we intend to expand beyond the API marketplace and engineer enzymes for the use and deployment in other business sectors such as fragrance and flavors, climate impacting applications like sustainable materials, plastic degradation and carbon capture. In the development and engineering of enzymes, we conduct research to enhance enzyme activity, selectivity, and specificity by applying novel quantum mechanics, molecular modelling, and engineering approaches. Our goal is to help to foster a clean, healthy, and well protected environment supporting a sustainable society and economy. Ultimately, we want to fulfil our vision by developing a focused approach to aid all chemical companies to harness the power of technology by simplifying complex chemistry and reducing the number of steps by implementing scientific rationale like quantum mechanics in biology. As we continue to develop and implement our plan of operation, we intend to establish ourselves as industry leaders by solving complex chemistry problems in the pharmaceutical, fragrances, and flavors sectors.

As of the date hereof, we have engineered our first product, which is an enzyme for use in pharmaceutical API production of Ibuprofen. Specifically, our initial product is targeted at select pharmaceutical companies who produce generic drugs. We are in the process of identifying 3rd party manufacturers and distributors that are capable of manufacturing the enzyme on a large scale and distributing the product within the relevant markets. On November 2, 2023, the Company’s Chief Executive Officer filed U.S. Patent Application Publication No. US20250146029A1, titled “Modified Polypeptides for Enzymatic Synthesis of Ibuprofen.” Pursuant to the IP Assignment Agreement described herein, such patent application and all related intellectual property rights have been assigned to the Company.

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Dividends

The payment of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not declared any cash dividends since our inception and have no present intention of paying any cash dividends on our common stock in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Trading Market

The Common Stock offered hereby is quoted on the OTC Pink marketplace under the symbol “QGAI”.

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THE OFFERING

Issuer:	Quantum Genesis AI Corp.

Securities offered:	Up to 500,000,000 shares of our Common Stock, par value $0.00001 per share (the “Common Stock”) at an offering price of $.01 per share (the “Offered Shares”). (See “Distribution.”).

Number of Shares of Common Stock outstanding before the offering	40,972,050 issued and outstanding as of October 21, 2026.

Number of Shares of Common Stock outstanding after the offering	540,972,050 with a maximum offering amount of $5,000,000 at the purchase price of $.01.

Price per share:	$.01

Trading Market:	The Common Stock offered hereby is quoted on the OTC Pink marketplace under the symbol “QGAI”.

Use of Proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $4,950,000. We will use these net proceeds for working capital and other general corporate purposes. For additional details please refer to the use of proceeds table starting on page 22.

Commencement of the Offering	We expect to commence the sale of the Shares within two days following the Qualification Date.

Issuer

There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Offering Amount

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion.

Closing

The Shares will be issued in one or more closings (the “Closings”) following the Offering being qualified by the SEC . Closings will occur on a rolling basis, and a Closing will occur for each investor upon our acceptance of that investor’s subscription. Such investor will be notified by email. We may continue to hold Closings until the earlier of the TerminationDate or the receipt and acceptance of subscription funds equal to the Maximum Amount. The issuer may terminate the offering without ever having a closing .

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Best Efforts Offering

The Offering is being conducted by our Board of Directors on a “best efforts basis.

Our Board of Directors will not receive any direct compensation for sales of our Shares. However, we reserve the right to engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such Selling Agents, if any, cash commissions of up to 7% of the gross proceeds from the sales of Shares placed by such Selling Agents and agent warrants (“Agent Shares”). Our Board of Directors, officers, employees, and affiliates (as defined in the Securities Act) may, but have no obligation to, solicit or purchase Shares in the Offering and all such Shares so sold or purchased shall be counted toward the Maximum Amount.

We reserve the right to reject a subscription to purchase Shares, in whole or in part in our sole discretion. If a subscription is so rejected, in whole or in part, we will promptly return the funds submitted with such rejected subscription, or the rejected portion thereof, to the investor without interest thereon or deduction therefrom.

Subscription Procedures

To subscribe for Shares, complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to us before the Termination Date, together with full payment for all Shares subscribed in accordance with the instructions provided in the Subscription Agreement. Once you subscribe, subject to acceptance by us, your subscription is irrevocable. We have the right, at any time prior to the issuance of the Shares, to reject subscriptions in our sole discretion.

Risk factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” below for additional detail.

Termination

This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

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RISK FACTORS

Risks Related to Our Business and Industry

Financial Projections.

Any financial projections are based upon what the Company believes to be reasonable assumptions concerning certain factors affecting probable future operations of the Company. Despite these future projections, no assurances can be made that these projections will prove to be accurate, and potential investors are cautioned against placing excessive reliance on such projections in deciding whether to invest in the Company.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter these strategic partnerships on commercially reasonable terms, or at all. Even if we enter strategic alliances, our partners may not attract significant numbers of clients or otherwise prove advantageous to our business. Our inability to enter new strategic alliances could have a material and adverse effect on our business.

If we were to lose the services of Mr. Kulkarni, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the key member of our management team, comprised of Mr. Kulkarni, Manu Bharath Khareedh, and Shrutin Ashok Ulman. Mr. Kulkarni’s leadership has played an integral role in our company. The loss of the key member of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employee.

Our Limited Workforce May Hinder Our Ability to Execute Our Business Objectives

As of the date of this filing, we have only one employee, our ability to achieve our business objectives depends on the efforts and capabilities of this sole employee, who is responsible for overseeing all aspects of our operations. The absence of additional employees may limit our capacity to effectively manage product development, regulatory compliance, business development, and other critical functions. While we engage independent contractors or consultants to support our operations, there is no guarantee that we will be able to secure qualified personnel on favorable terms. Additionally, reliance on a single employee increases our exposure to risks associated with workload constraints, potential turnover, and the loss of key knowledge or expertise. While we do not anticipate difficulties in acquiring qualified employees as needed in the future, if we are unable to expand our workforce as needed, our ability to execute our business plan, meet key milestones, and achieve commercial success could be adversely affected.

A decline in general economic conditions could have a material adverse effect on our business, financial condition, and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. It is our opinion that in the event of an economic slowdown, spending habits of both consumers and businesses could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition, and results of operations.

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Our officers and directors have little experience managing a public company.

Mr. Kulkarni, our sole officer, and director has limited experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

We may need additional capital in the future in order to expand our business.

Our future capital requirements may be substantial, particularly as we continue to develop our business. Although we believe that, based on our current level of operations, our existing cash, cash equivalents and equity securities will provide adequate funds for ongoing operations, planned capital expenditures and working capital requirements for at least the next 12 months, we may need additional capital if our current plans and assumptions change. Our need for additional capital will depend on many factors, including the financial success of our performance enzyme business, our spending to develop and commercialize new and existing products and the amount of collaboration funding we may receive to help cover the cost of such expenditures, the effect of any acquisitions of other businesses, technologies or facilities that we may make or develop in the future, our spending on new market opportunities, and the filing, prosecution, enforcement, and defense of patent claims. If our capital resources are insufficient to meet our capital requirements, and we are unable to enter into or maintain collaborations with partners that are able or willing to fund our development efforts or commercialize any products that we develop or enable, we will have to raise additional funds to continue the development of our technology and products and complete the commercialization of products, if any, resulting from our technologies.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. We may seek to obtain such additional capital through equity offerings, debt financings, credit facilities and/or strategic collaborations. If future financings involve the issuance of equity securities, our existing stockholders will suffer dilution. If we raise debt financing or enter into credit facilities, we may be subject to restrictive covenants that limit our ability to conduct our business. We may not be able to raise sufficient additional funds on terms that are favorable to us, if at all. If we fail to raise sufficient funds and fail to generate sufficient revenues to achieve planned gross margins and to control operating costs, our ability to fund our operations, take advantage of strategic opportunities, develop products or technologies, or otherwise respond to competitive pressures could be significantly limited. If this happens, we may be forced to delay or terminate research or development programs or the commercialization of products resulting from our technologies, curtail or cease operations. If adequate funds are not available, we will not be able to successfully execute our business plan or continue our business.

With respect to customers purchasing our products for the manufacture of active pharmaceutical ingredients (“API”) for which they have exclusivity due to patent protection, the termination or expiration of such patent protection and any resulting generic competition may materially and adversely affect our revenues, financial condition, or results of operations.

With respect to customers purchasing our products for the manufacture of API, or lead to the manufacture of API, for which exclusivity due to patent protection has or is about to expire, we can expect that the quantity of our products sold to such customers for such products may decline as generic competition for the API increases. While we anticipate that we may, in some cases, also be able to sell products to these generic competitors for the manufacture of these APIs, or lead to the manufacture of these APIs, the overall effect on our revenues, financial condition and results of operations could be materially adverse.

We may be dependent on a limited number of contract manufacturers for large scale production of substantially all of our enzymes.

We have limited internal capacity to manufacture enzymes. As a result, we may be dependent upon the performance and capacity of third-party manufacturers for the larger scale manufacturing of the enzymes used in our business. Accordingly, we face risks of difficulties with, and interruptions in, performance by third party manufacturers, the occurrence of which could adversely impact the availability, launch and/or sales of our enzymes in the future. Enzyme manufacturing capacity limitations at our third-party manufacturers and manufacturing delays could negatively affect our business, reputation, results of operations and financial condition. We may be forced to secure alternative sources of supply, which may be unavailable on commercially acceptable terms, and could cause delays in our ability to deliver products to our customers, increase our costs and decrease our profit margins.

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The Lack of Formal Agreements for Off-Site Testing Facilities May Disrupt Our Operations and Increase Costs

We rely on third-party testing facilities, which we use on an as-needed basis without formal written agreements. The absence of binding agreements poses several risks, including potential limitations on facility availability, increased costs, and disruptions to our testing schedule. If these facilities become unavailable or impose unfavorable terms, we may experience delays in product development, increased expenses, or the need to secure alternative facilities, which could be costly and time-consuming. Any such disruptions could adversely affect our ability to advance our products and achieve commercialization in a timely manner.

Competitors and potential competitors who have greater resources and experience than we do may develop products and technologies that make ours obsolete or may use their greater resources to gain market share at our expense.

Our future success will depend on our ability to maintain a competitive position with respect to technological advances. In addition, as we enter new markets, we will face new competition and will need to adapt to competitive factors that may be different from those we face today. Our primary competitors in the performance enzymes for pharmaceutical products are companies marketing either conventional, non-enzymatic processes or biocatalytic enzymes to manufacturers of pharmaceutical intermediates and APIs, and also existing in-house technologies (both biocatalysts and conventional catalysts) within our client and potential client companies. The principal methods of competition and competitive differentiation in this market are price, product quality and performance, including manufacturing yield, safety and environmental benefits, and speed of delivery of product. Additionally, the market for the manufacture and supply of APIs is large with many established companies.

Ultimately, our ability to compete successfully in any of these markets will depend on our ability to develop proprietary products that reach the market in a timely manner and are technologically superior to and/or are less expensive than other products on the market. Many of our competitors have substantially greater production, financial, research and development, personnel, and marketing resources than we do. They also started developing products earlier than we did, which may allow them to establish blocking intellectual property positions or bring products to market before we can.

Our competitors may be able to develop competing and/or superior technologies and processes and compete more aggressively and sustain that competition over a longer period of time than we could. Our technologies and products may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors. We cannot be certain that any products we develop in the future will compare favorably to products offered by our competitors or that our existing or future products will compare favorably to any new products that are developed by our competitors. As more companies develop new intellectual property in our markets, the possibility of a competitor acquiring patent or other rights that may limit our products or potential products increases, which could lead to litigation.

Our limited resources relative to many of our competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and market share, adversely affect our results of operations and financial position, and prevent us from obtaining or maintaining profitability.

Ethical, legal, and social concerns about genetically engineered products and processes could limit or prevent the use of our technology, products and processes and limit our revenues.

We anticipate that some of our future technology, products, and services may be genetically engineered or involve the use of genetically engineered products or genetic engineering technologies. If we and/or our collaborators are not able to overcome the ethical, legal, and social concerns relating to genetic engineering, our technology, products, and services may not be accepted. Any of the risks discussed below could result in increased expenses, delays, or other impediments to our programs or the public acceptance and commercialization of products and processes dependent on our technologies or inventions.

Our efforts to prosecute, maintain, protect and/or defend our intellectual property rights may not be successful.

The Company has filed U.S. Patent Application Publication No. US20250146029A1 titled “Modified Polypeptides for Enzymatic Synthesis of Ibuprofen.” The patent application was originally filed by the Company’s Chief Executive Officer on November 2, 2023, and has been assigned to the Company pursuant to the IP Assignment Agreement described herein. It is possible that our pending patent application may not result in an issued patent, or that any patent that does issue may be successfully challenged, or invalidated, in whole or in part. It is also possible that we may not obtain issued patents from our pending patent applications. Accordingly, and due to uncertainties inherent in prosecuting patent applications, sometimes patent applications are rejected, and we subsequently abandon them. It is also possible that we may develop proprietary technology, products or services in the future that are not patentable or that the patents of others will limit or altogether preclude our ability to conduct business. In addition, any patent issued to us or to our licensor may provide us with little or no competitive advantage, in which case we may abandon such patent or license it to another entity or terminate the license agreement. Additionally, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement, invalidity, misappropriation, or other claims. Any such litigation could result in substantial costs and diversion of our resources. Moreover, any settlement of or adverse judgment resulting from litigation relating to intellectual property rights could require us to obtain a license to continue to make, use, import, sell or offer for sale the technology, products or services that is the subject of the claim, or otherwise restrict or prohibit our use of the technology, products, or services.

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Third parties may claim that we are infringing, violating, or misappropriating their intellectual property rights, which may subject us to costly and time-consuming litigation and prevent us from developing or commercializing our technology, products, or services.

Our commercial success also depends in part on our ability to operate without infringing, violating or misappropriating patents and other intellectual property rights of third parties, and without breaching any licenses or other agreements that we have entered into with regard to our technologies, products or services. We cannot ensure that patents have not been issued, or will not be issued, to third parties that could block our ability to obtain patents or to operate as we would like. There may be patents in some countries that, if valid, may block our ability to make, use, sell, or offer for sale our technology, products, or services in those countries, or import our products into those countries, if we are unsuccessful in circumventing or acquiring rights to these patents. There also may be claims in patent applications filed in some countries that, if granted and valid, may also block our ability to commercialize technology, products, services, or processes in these countries if we are unable to circumvent or obtain rights to them.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

We do not have sufficient cash nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern. The Company anticipates generating revenues from our future technology, products, and services and if that is not sufficient we may seek to raise additional operating capital to implement our business plan in an offering of our common stock or debt. Our plan requires capital to operate for the next twelve months. However, there can be no assurance that the revenues generated or that such an offering will be successful. You may lose your entire investment

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries where we do business do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and enforcing intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property rights. Accordingly, our efforts to protect and enforce our intellectual property rights in such countries may be inadequate. This could make it difficult for us to stop the infringement, violation or misappropriation of our patents, or other intellectual property rights. Additionally, proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business.

Confidentiality and non-use agreements with employees, consultants, advisors and other third parties may not adequately prevent disclosures and non-use of trade secrets and other proprietary information.

In addition to patent protection, we also rely on other intellectual property rights, including protection of copyright, trade secrets, know-how and/or other proprietary information that is not patentable or that we elect not to patent. However, trade secrets can be difficult to protect, and some courts are less willing or unwilling to protect trade secrets. To maintain the confidentiality of our trade secrets and proprietary information, we rely in part on trade secret law and contractual agreements to protect our confidential and proprietary information and processes. We will generally enter into confidentiality and invention assignment agreements with our employees, consultants, and third parties working on our behalf upon their commencement of a relationship with us. However, trade secrets and confidential information are difficult to protect, and we cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes, and we may not enter into such agreements with all employees, consultants and third parties who have been involved in the development of our intellectual property rights. Nevertheless, without our permission or awareness, our confidential and proprietary information may be disclosed to third parties, used by the respective individuals for purposes other than for the Company’s business, or obtained through illegal means, such that third parties could reverse engineer our biocatalysts, product candidates, and processes, to attempt to develop the same technology or develop substantially equivalent technology. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our confidential and proprietary rights, and failure to protect our trade secrets could adversely affect our competitive business position. If any of our trade secrets were lawfully obtained, we may be unable to prevent them, or those to whom they communicate it, from using that technology or information to compete with us or disclosing it publicly. Therefore, these events could have a material adverse effect of our business, financial condition, and results of operations. Any failure to protect our proprietary rights may allow competitors to copy our technology, which could adversely affect our pricing and market share.

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We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

General economic conditions;

•	The number of customers for our enzyme products and services;
•	Our ability to retain, grow our business and attract new clients;
•	Administrative costs; and,
•	Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Dual-Class Capital Structure Limits the Ability of Other Shareholders to Influence Corporate Decisions

We have a dual-class capital structure consisting of Series A and Series B Preferred Stock, our Series A Preferred Stock carries 100 votes per share of Series A Preferred Stock and our Series B Preferred Stock carries 500 votes per share of Series B Preferred Stock. Accordingly, holders of the Series A Preferred Stock and Series B Preferred Stock will, for the foreseeable future, have voting control over such matters requiring approval by shareholders, including, but not limited to, the election of directors and the approval of mergers or other business combination transactions, even if they hold a minority of the total outstanding shares.

Concentrated Voting Power May Result in Decisions That Do Not Align with Minority Shareholders’ Interests

Holders of our preferred stock have the ability to unilaterally approve corporate actions without requiring the consent of other shareholders. This could lead to corporate policies, strategic decisions, or transactions that disproportionately benefit controlling shareholders, even if they are not in the best interests of our common shareholders. Additionally, our dual-class capital structure may discourage potential merger, acquisition, or takeover attempts that could be beneficial to our shareholders. Because our preferred stock shareholders hold superior voting rights, they have the power to block transactions that may otherwise provide a premium to our common stockholders. This could result in missed opportunities for shareholder value maximization.

Risk of Unexpected Conversion or Dilution of Voting Power

In the event of a issuances, conversions, or transfer of shares of our Series A and Series B Preferred Shares, our voting structure may change, impacting governance and control. Additionally, if we issue new shares of Series A or Series B Preferred Shares in the future, it could further dilute the voting power of our common stockholders.

Our Shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our Shares and investors may find it difficult to sell their Shares. The SEC has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the operator with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the operator’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the operator orally or in writing prior to effecting the transaction and must be given to the operator in writing before or with the operator’s confirmation.

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As an “Emerging Growth Company” any decision to comply with the reduced disclosure requirements applicable to emerging growth companies could make our Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt into the extended transition period for complying with the revised accounting standards.

We May Continue to Take Advantage of Reduced Reporting Requirements Even If We No Longer Qualify as an Emerging Growth Company

Once we no longer qualify as an EGC, we may still be classified as a Smaller Reporting Company (“SRC”) under SEC rules if our public float is less than $250 million or, in certain cases, if our annual revenue is less than $100 million. As an SRC, we would continue to be eligible for scaled disclosure requirements, including reduced financial reporting obligations and less extensive executive compensation disclosures. While these accommodations allow us to reduce compliance costs, they may also limit the amount of publicly available information about our business, which could impact investor confidence or reduce analyst coverage of our stock. Additionally, there is no guarantee that we will remain an SRC indefinitely, and if we no longer qualify for this status, we will be required to comply with more extensive disclosure and compliance obligations, which could increase our legal, accounting, and administrative expenses.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Our estimated income taxes could be materially different from income taxes that we ultimately pay.

We are subject to income taxes in the United States. Significant judgment and estimation is required in determining our provision for income taxes and related matters. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determinations are uncertain or otherwise subject to interpretation. Our determination of our income tax liability is always subject to review by applicable tax authorities and we are currently subject to audits in a number of jurisdictions. Although we believe our income tax estimates and related determinations are reasonable and appropriate, relevant taxing authorities may disagree. The ultimate outcome of any such audits and reviews could be materially different from estimates and determinations reflected in our historical income tax provisions and accruals. Any adverse outcome of any such audit or review could have an adverse effect on our financial condition and results of operations.

A variety of new laws, or new interpretations of existing laws, could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the U.S. and abroad that are costly to comply with, can result in negative publicity and diversion of management time and effort and can subject us to claims or other remedies. Some of these laws, such as income, sales, use, value-added and other tax laws and consumer protection laws, are applicable to businesses generally and others are unique to the various types of businesses in which we are engaged

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Any failure on our part to comply with applicable laws may subject us to additional liabilities, which could adversely affect our business, financial condition and results of operations. In addition, if the laws to which we are currently subject are amended or interpreted adversely to our interests, or if new adverse laws are adopted, our products and services might need to be modified to comply with such laws, which would increase our costs and could result in decreased demand for our products and services to the extent that we pass on such costs to our customers. Specifically, in the case of tax laws, positions that we have taken or will take are subject to interpretation by the relevant taxing authorities. While we believe that the positions we have taken to date comply with applicable law, there can be no assurances that the relevant taxing authorities will not take a contrary position, and if so, that such positions will not adversely affect us. Any events of this nature could adversely affect our business, financial condition and results of operations.

We may fail to adequately protect our intellectual property rights or may be accused of infringing the intellectual property rights of third parties.

We regard our intellectual property rights, including trademarks, domain names, trade secrets, copyrights and other similar intellectual property, as critical to our success. We intend, in due course, subject to legal advice, to apply for trademark, copyright and/or patent protection in the United States and other jurisdictions. We regard our intellectual property, including our software and trademark, as valuable assets and intend to vigorously defend them against infringement. Effective trademark protection may not be available or may not be sought in every country in which products and services are made available and contractual disputes may affect the use of marks governed by private contract. We have reserved and registered certain domain names, however not every variation of a domain name may be available or be registered, even if available.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

We also rely upon trade secrets and certain copyrightable and patentable proprietary technologies.

We will rely on a combination of laws and contractual restrictions with employees, customers, suppliers, affiliates and others to establish and protect our various intellectual property rights. For example, we plan to apply to register and renew, or secure by contract where appropriate, trademarks and service marks as they are developed and used, and continue to reserve, register and renew domain names as we deem appropriate.

We also plan to apply for copyrights and patents or for other similar statutory protections as we deem appropriate, based on then current facts and circumstances. No assurances can be given that any copyright or patent application we file will result in a copyright or patent being issued, or that any future copyright or patent will afford adequate protection against competitors and similar technologies. In addition, no assurances can be given that third parties will not create new products or methods that achieve similar results without infringing upon copyrights or patents we may own in the future.

Despite these measures, our intellectual property rights may still not be protected in a meaningful manner, challenges to contractual rights could arise or third parties could copy or otherwise obtain and use our intellectual property without authorization. The occurrence of any of these events could result in the erosion of our brands and limitations on our ability to control marketing on or through the internet using our various domain names, as well as impede our ability to effectively compete against competitors with similar technologies, any of which could adversely affect our business, financial conditions and results of operations.

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks, copyrights, patents and other intellectual property rights held by third parties. In addition, litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or to determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business, financial condition and results of operations. Patent litigation tends to be particularly protracted and expensive.

If we fail to effectively manage our growth, our business and operating results could be harmed.

If we experience rapid growth in our headcount and operations, it will place significant demands on our management, operational and financial infrastructure. We intend to continue to make substantial investments to expand our operations, research and development, sales and marketing and general and administrative organizations. We face significant competition for employees, particularly engineers, designers and product managers, from other high-growth companies, which include both publicly-traded and privately-held companies, and we may not be able to hire new employees quickly enough to meet our needs. To attract highly skilled personnel, we will need to continue to offer, highly competitive compensation packages. As we continue to grow, we are subject to the risks of over-hiring, over-compensating our employees and over-expanding our operating infrastructure, and to the challenges of integrating, developing and motivating a rapidly growing employee base. If we fail to effectively manage our hiring needs and successfully integrate new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer, and our business and operating results could be adversely affected.

We will depend on highly skilled personnel to grow and operate our business, and if we are unable to hire, retain and motivate its personnel, we may not be able to grow effectively.

Our future success will depend upon our continued ability to identify, hire, develop, motivate and retain highly skilled personnel, including senior management, engineers, designers and product managers. Our ability to execute efficiently is dependent upon contributions from our employees, in particular our senior management team. We do not maintain key person life insurance for any employee. In addition, from time to time, there may be changes in our senior management team that may be disruptive to our business. If our senior management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed. Our growth strategy also depends on our ability to expand our organization with highly skilled personnel. Identifying, recruiting, training and integrating qualified individuals will require significant time, expense and attention. Competition for highly skilled personnel is intense, We may need to invest significant amounts of cash and equity to attract and retain new employees and we may never realize returns on these investments. If we are not able to effectively add and retain employees, our ability to achieve our strategic objectives will be adversely impacted, and our business will be harmed.

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Risks Related to Our Company

Common Stock

Trading of our stock is restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our common stock securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock price has been volatile, and your investment could lose value.

The trading price of our common stock has been volatile and could be subject to wide fluctuations due to various factors. The timing of announcements in the public market regarding new products, product enhancements or technological advances by us or our competitors, and any announcements by us or our competitors of acquisitions, major transactions or management changes could also affect our stock price. Our stock price is subject to speculation in the press and the analyst community, changes in recommendations or earnings estimates by financial analysts, changes in investors’ or analysts’ valuation measures for our stock and market trends unrelated to our performance. A significant drop in our stock price could also expose us to the risk of securities class action lawsuits, which could result in substantial costs and divert management’s attention and resources, which could adversely affect our business. Moreover, if the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the per share trading price of our common stock will not fluctuate or decline significantly in the future.

The trading volume of our common stock has been low, and the sale of a substantial number of shares in the public market could depress the price of our common stock.

Our common stock is traded on the OTC Markets Group marketplace and historically has had a low average daily trading volume relative to many other stocks. Thinly traded stocks can have more price volatility than stocks trading in an active public market, which can lead to significant price swings even when a relatively small number of shares are being traded and can limit an investor’s ability to quickly sell blocks of stock. If there continues to be low average daily trading volume or price in our common stock investors may be unable to quickly liquidate their investments or at prices investors consider to be adequate.

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Because our common stock is quoted and traded on the OTC Markets Group marketplace, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the OTC Markets Group marketplace or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Risks Relating to the Early Stage of our Company and Ability to Raise Capital

We are at a very early stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and prospective operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, many of which are beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We expect to suffer continued operating losses and we may not be able to achieve profitability.

We expect to continue to incur significant development and marketing expenses in the foreseeable future related to the launch and commercialization of our products and services. As a result, we will be sustaining substantial operating and net losses, and it is possible that we will never be able to achieve profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of the capital markets, the market price of our common stock, and the development of competitive projects by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase our common shares or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities. If we are successful raising additional capital through the issuance of additional equity, our investor’s interests will be diluted.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

Our ability to become a profitable operating company is dependent upon our ability to generate revenues and/or obtain financing adequate to implement our business plan. Achieving a level of revenues adequate to support our cost structure, our continued operating losses and our net cash used in operations has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by issuing shares and, if necessary through one or more private placement or public offerings, and via the securities purchase agreement/equity line financing. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

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Failure to effectively manage our growth could place additional strains on our managerial, operational and financial resources and could adversely affect our business and prospective operating results.

Our anticipated growth is expected to continue to place a strain on our managerial, operational and financial resources. Further, as we expand our offerings pipeline, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and prospective operations and the value of an investment in our company.

We may fail to raise sufficient capital.

To the extent that we fail to obtain sufficient operating capital, we may be unable to deal with presently unforeseen contingencies in the future or be able to fund our operations. In addition, we may have more difficulty or find it impossible, to raise third party financing from investors or financial institutions.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreements, which could result in less favorable outcomes to investors in any action under that agreement.

Investors in this offering will be bound by the subscription agreement that includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Nevada, which governs the subscription agreement, in a court of competent jurisdiction in the State of Nevada. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to investors in such an action. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

The Company’s exclusive forum provision in the Subscription Agreement attached as Exhibit 4.1 does not apply to claims arising under the federal securities laws and the rules and regulations thereunder, including the Securities Act and the Exchange Act, and there are risks and other potential impacts of this exclusive forum provision to investors in this Offering.

The Subscription Agreement for this Offering provides that, unless we consent in writing to the selection of an alternative forum, the state and federal courts located in Broward County, Florida will be the sole and exclusive forum for substantially all disputes between us and subscribers to this Offering, which could limit your ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

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Any person or entity purchasing or otherwise acquiring any interest in any of our securities pursuant hereto shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit your ability to bring a claim in a judicial forum of your choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the choice of forum provision contained in the Subscription Agreement, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

General Risk Factors

Investment in our Stock involves a high degree of risk. You should carefully consider, among other matters, the following risk factors in addition to the other information in this offering, our Annual Report on Form 10K, our Quarterly Reports on Form 10Q and our other public filings when evaluating our business because these risk factors may have a significant impact on our business, financial condition, operating results or cash flow. If any of the material risks described below or in subsequent reports we file with the Securities and Exchange Commission (“SEC”) actually occur, they may materially harm our business, financial condition, operating results or cash flow. Additional risks and uncertainties that we have not yet identified or that we presently consider to be immaterial may also materially harm our business, financial condition, operating results or cash flow.

USE OF PROCEEDS

We estimate that, at a per share price of $.008, the net proceeds from the sale of the shares in this offering will be approximately $4,950,000, after deducting the estimated offering expenses of approximately $50,000.

The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at $.01 per share. No assurance can be given that we will raise the full $5,000,000 as reflected in the following table:

Shares Offered	Shares	Shares	Shares	Shares
(% Sold)	Sold (100%)	Sold (75%)	Sold (50%)	Sold (25%)
Total Offering Amount	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Approximate Offering Expenses (1)
Misc. Expenses	20,000	20,000	20,000	20,000
Legal, Accounting and Audit	30,000	30,000	30,000	30,000
Total Offering Expenses	50,000	50,000	50,000	50,000
Total Net Offering Proceeds	4,950,000	3,700,000	2,450,000	1,200,000
Principal Uses of Net Proceeds (2)
Commercialization	$1,950,000	$1,450,000	$975,000	$487,500
Strategic R&D Investment	$1,000,000	$750,000	$475,000	$237,500
Management, Technical and Scientific Team	$750,000	$562,500	$375,000	$187,500
Outsourced Pilot Manufacturing	$250,000	$187,500	$125,000	$62,500
IP Pipeline and Acquisitions	$1,000,000	$750,000	$500,000	$225,000

Total Principal Uses of Net Proceeds	$4,950,000	$3,700,000	$2,450,000	$1,200,000

(1) These amounts are estimates.

(2) These figures are estimates.

(3) Amounts allocated to Management, Technical and Scientific Team may be used for personnel-related expenses, including payment of all or a portion of accrued and unpaid executive salaries disclosed elsewhere in this Offering Circular, as well as compensation and related costs for management, technical and scientific personnel.

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The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our research and development programs, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of April 30, 2026, was $(443,254) or $(.0108) per then-outstanding shares of our common stock. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale at $.01 per share in this offering, equating to its 80% common stock conversion value per share (after deducting estimated offering expenses of $50,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each common share conversion from this offering (1)	$0.01	$0.01	$0.01	$0.01

Historical net tangible book value per common share as of April 30, 2026 (2)	$(0.011)	$(0.032)	$(0.032)	$(0.032)

Increase in net tangible book value per common share attributable to new investors in this offering (3)	$0.012	$0.036	$0.035	$0.035

Net tangible book value per common share, after this offering	$0.0009	$0.0036	$0.0034	$0.0028

Dilution per common share to new investors	$0.007	$0.004	$0.005	$0.005

(1)	Based on a common stock price of $.085 (the closing price of QGAI common shares quoted on OTC Markets Group on September 14, 2026).

(2)	Based on net tangible book value of $(443,254) and outstanding common shares of 40,972,050 as of September 14, 2026.

(3)	After deducting estimated offering expenses of $50,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We intend to sell the shares in the primary offering through the efforts of our officers and employees, who will not receive any compensation for offering or selling the shares in our primary offering. We believe that our officers and employees are exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act).

§	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

§	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

§	is not an associated person of a broker or dealer; and

§	meets the conditions of the following:

§	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

§	was not brokers or dealers, or an associated person of a broker or dealer, within the preceding 12 months; and

§	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

§	the information set forth in this Offering Circular and otherwise available;

§	our history and prospects and the history of and prospects for the industry in which we compete;

§	our past and present financial performance;

§	our prospects for future earnings and the present state of our development;

§	the general condition of the securities markets at the time of this Offering;

§	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

§	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

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Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been deposited to the Company’s account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

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(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Overview

Quantum Genesis AI Corp. (QGAI) is a computational biotechnology company focused on computational enzyme engineering and biocatalysis. As a biotransformation company, focused on clean and green chemistry. Specifically, QGAI is in the business of developing engineered enzymes in the application of active pharmaceutical ingredients (API) production.

In the development and engineering of enzymes, we conduct research to enhance enzyme activity, selectivity, and specificity by applying novel quantum mechanics, molecular modelling, and engineering approaches. Our goal is to help to foster a clean, healthy, and well protected environment supporting a sustainable society and economy. Ultimately, we want to fulfil our vision by developing a focused approach to aid all chemical companies to harness the power of technology by simplifying complex chemistry and reducing the number of steps by implementing scientific rationale like quantum mechanics in biology.

As we move forward, we intend to expand beyond the API marketplace and engineer enzymes for the use and deployment in other business sectors such as fragrance and flavors, climate impacting applications like sustainable materials, plastic degradation and carbon capture.

The Company’s current commercial foundation is its enzyme-engineering platform and lead Ibuprofen program.

As of the date hereof, we have engineered our first product, which is an enzyme for use in pharmaceutical API production of Ibuprofen. Specifically, our initial product is targeted at select pharmaceutical companies who produce generic drugs. We are in the process of identifying 3rd party manufacturers and distributors that are capable of manufacturing the enzyme on a large scale and distributing the product within the relevant markets. On November 2, 2023, the Company’s Chief Executive Officer filed U.S. Patent Application Publication No. US20250146029A1, titled “Modified Polypeptides for Enzymatic Synthesis of Ibuprofen.” Pursuant to the IP Assignment Agreement described herein, such patent application and all related intellectual property rights have been assigned to the Company.

Over time, QGAI intends to expand selectively through strategic R&D in adjacent biotechnology opportunities, customer-led development, and external IP acquisition or in-licensing where such opportunities can accelerate commercialization and create long-term value.

Recent Developments

QGAI (formally Reliant Service Inc.) (the “Company”) was incorporated in the state of Nevada on March 20, 2015. The predecessor company was originally formed to develop marketing channels for office equipment before pivoting to its current biotechnology business following the 2023 asset acquisition. Our functional currency is the US Dollar and all the references to currency in the financial statements are in US Dollars.

On February 8, 2023, Ms. Sandra (Demeria) Brossart (“Brossart”) resigned as the sole-officer and director of the Company, and Mr. Naveen Krishna Rao Kulkarni (“Kulkarni”) was appointed as sole-officer and director in her place.

Thereafter, on February 21, 2023, the Company entered into that certain Asset Purchase Agreement (“Purchase Agreement”), between the Company and Quantumzyme Inc., a Delaware corporation, (“Quantumzyme”) and Kulkarni, the sole- officer, director, and shareholder of Quantumzyme (collectively, Quantumzyme and Mr. Kulkarni are hereinafter referred to as the “Seller”) pursuant to which the Company acquired various assets from the Seller, such assets are applied to and used in the “Enzyme Catalyst” biotransformation sector. In exchange for the Acquired Assets, the Company issued Mr. Kulkarni One Million Five Hundred Thousand (1,500,000) restricted shares of the Company’s common stock (Post split), representing approximately Seventy-Three (73%) percent of the Company’s issued and outstanding shares.

The Company’s intellectual property includes proprietary enzyme design technologies, computational methodologies, and related know-how acquired pursuant to that certain Asset Purchase Agreement dated February 21, 2023 (the “APA”). Such intellectual property includes the subject matter of U.S. Patent Application Publication No. US20250146029A1, titled “Modified Polypeptides for Enzymatic Synthesis of Ibuprofen,” which was filed on November 2, 2023. The patent application was filed in the name of the Company’s Chief Executive Officer. The Company believes that, pursuant to the APA, it acquired the underlying intellectual property and associated rights.

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On March 31, 2023, the Company changed its name to Quantumzyme Corp.

The Company and its Chief Executive Officer have entered into an Assignment Agreement to formalize and document the transfer of such intellectual property rights previously contemplated under the APA. The Assignment Agreement confirms that all right, title, and interest in such intellectual property has been assigned to the Company and provides that the assignment is effective as of November 2, 2023, consistent with the intent of the parties.

On November 30, 2025, the Board of Directors approved an amendment to the Company’s Articles of Incorporation to change the Company’s name from Quantumzyme Corp. to Quantum Genesis AI Corp. On February 11, 2026, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada and the name change became effective upon filing.

Correction of an Error

Professional fees and total liabilities were overstated by $22,500 during the three months ended October 31, 2025. The error was corrected during the three months ended April 30, 2026, reduction of professional fees and total liabilities. The effect of the error corrections on the prior periods has been determined to be immaterial.

Results of Operations for the three and nine months ended April 30, 2026 and 2025

Revenues

We earned no revenues for three and nine months ended April 30, 2026 or 2025.

Operating Expenses

We incurred $19,083 in operating expenses for the three months ended April 30, 2026, as compared with $60,453 in the three months ended April 30, 2025. The decrease in operating expenses is the result of decreased professional fees during the three months ended April 30, 2026. We expect our operating expenses will increase in future years as a result of the costs associated with the increased operating activity under our business model.

We incurred $59,661 in operating expenses for the nine months ended April 30, 2026, as compared with $145,921 in the nine months ended April 30, 2025. The decrease in operating expenses is the result of decreased professional fees during the nine months ended April 30, 2026. We expect our operating expenses will increase in future years as a result of the costs associated with the increased operating activity under our business model.

Other Income/Expenses

We had other expenses of $5,829 for the three months ended April 30, 2026, compared to other expenses of $5,310 for the three months ended April 30, 2025. The increase in other expenses was the result of an increase in debt as of April 30, 2026.

We had other expenses of $4,344,776 for the nine months ended April 30, 2026, compared to other expenses of $15,171 for the nine months ended April 30, 2025. The increase in other expenses was the result of a loss on settlement of debt that occurred during the nine months ended April 30, 2026.

Net Loss

We recorded a net loss of $24,912 for the three months ended April 30, 2026, compared to a net loss $65,763 for the three months ended April 30, 2025. The decrease in net loss was associated with the factors discussed above.

We recorded a net loss of $4,404,437 for the nine months ended April 30, 2026, compared to a net loss $161,092 for the nine months ended April 30, 2025. The increase in net loss was associated with the factors discussed above.

Going Concern

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the nine months ended April 30,2026 the Company incurred net losses of $4,404,437, accumulated deficits of $10,041,004, and used cash in operations in the amount of $62,953. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

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We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

Liquidity and Capital Resources

Our financing objective is to maintain financial flexibility to meet the material, equipment and personnel needs to support our project commitments, and pursue our expansion and diversification objectives. As of April 30, 2026, we had total current assets of $59 and total current liabilities of $443,313. We had a working capital deficit of $443,254 as of April 30, 2026.

Net cash used by operating activities was $62,953 for the nine months ended April 30, 2026, as compared with $116,550 cash used for the nine months ended April 30, 2025. Our negative operating cash flow for both periods was our net losses, as adjusted to reconcile net loss to net cash provided by operating activities.

Financing activities provided $62,428 in cash for the nine months ended April 30, 2026, as compared with $117,134 for the nine months ended April 30, 2025.The decrease in cash provided by financing activities was the result of a decrease in proceeds provided through the issuance of notes during the six months ended April 30, 2026

Results of Operations for the years ended July 31, 2025 and 2024

Revenues

We earned no revenues for the years ended July 31, 2025 or 2024.

Operating Expenses

We incurred $180,537 in operating expenses for the year ended July 31, 2025, as compared with $163,593 in the year ended July 31, 2024. The increase in operating expenses is the result of an increase in professional fees during the year ended July 31, 2025. We expect our operating expenses will increase in future years as a result of the costs associated with the increased operating activity under our business model.

Other Income/Expenses

We had other expenses of $18,732 for the year ended July 31, 2025, compared to other expenses of $14,976 for the year ended July 31, 2024. The increase in other expenses was the result of increased interest expense associated additional debt incurred during the year ended July 31, 2025.

Net Loss

We recorded a net loss of $199,269 for the year ended July 31, 2025, compared to a net loss $178,569 for the year ended July 31, 2024. The increase in net loss was associated with the factors discussed above.

Going Concern

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the year ended July 31, 2025, the Company incurred net losses of $199,269, accumulated deficits of $5,636,567, and used cash in operations in the amount of $125,180. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

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Liquidity and Capital Resources

Our financing objective is to maintain financial flexibility to meet the material, equipment and personnel needs to support our project commitments and pursue our expansion and diversification objectives.

As of July 31, 2025, we had total current assets of $584 and total current liabilities of $441,302. We had a working capital deficit of $440,718 as of July 31, 2025.

Net cash used by operating activities was $125,181 for the year ended July 31, 2025, as compared with $101,637 cash used for the year ended July 31, 2024. Our negative operating cashflow for both periods was our net losses, as adjusted to reconcile net loss to net cash provided by operating activities.

Financing activities provided $125,765 in cash for the year ended July 31, 2025, as compared with $101,637, for the year ended July 31, 2024. The increase in cash provided by financing activities was the result of proceeds provided through the issuance of common stock during the year ended July 31, 2025.

Critical Accounting Policies

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Because we are a development-stage company with limited operations, our critical accounting policies primarily relate to the valuation of equity issuances, stock-based compensation, and the assessment of our ability to continue as a going concern.

Management’s Annual Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Exchange Act Rule 13a-15(f). Management conducted an evaluation of the effectiveness of the internal control over financial reporting as of July 31, 2025, using the criteria established in Internal Control – Integrated Framework (2013framework) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As a result of management’s assessment, management has determined that there are material weaknesses due to the lack of segregation of duties and, due to the limited resources based on the size of the Company. Due to the material weaknesses management concluded that as of July 31, 2025, the Company’s internal control over financial reporting was ineffective. In order to address and resolve the weaknesses, the Company will endeavor to locate and appoint additional qualified personnel to the board of directors and pertinent officer positions as the Company’s financial means allow. To date, the Company’s limited financial resources have not allowed the Company to hire the additional personnel necessary to address the material weaknesses.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this Annual Report.

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Changes in Internal Control Over Financial Reporting

There have been no changes in the Company’s internal control over financial reporting that occurred during the Company’s last fiscal quarter (the Company’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The term “internal control over financial reporting” is defined as a process designed by, or under the supervision of, the registrant’s principal executive and principal financial officers, or persons performing similar functions, and effected by the registrant’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

(a) Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the registrant;

(b) Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the registrant are being made only in accordance with authorizations of management and directors of the registrant; and

(c) Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the registrant’s assets that could have a material effect on the financial statements.

During the year ended July 31, 2025, none of our directors or executive officers adopted or terminated a Rule 10b5-1 trading plan or a non-Rule 10b5-1 trading arrangement (as defined in Item 408(c) of Regulation S-K).

Entry into a Material Definitive Agreement

On April 9, 2026, Quantum Genesis AI Corp. (the “Company”) entered into a confirmatory Intellectual Property Assignment Agreement (the “Assignment Agreement”) with Naveen Kulkarni, the Company’s Chief Executive Officer (the “Assignor”).

Pursuant to the Assignment Agreement, the Assignor assigned to the Company all right, title, and interest in and to U.S. Patent Application Publication No. US20250146029A1 titled “Modified Polypeptides for Enzymatic Synthesis of Ibuprofen,” filed on November 2, 2023 and published on May 8, 2025 (the “Patent Application”), together with all related intellectual property rights, including, without limitation, all continuations, divisionals, reissues, extensions, foreign counterparts, and all rights to enforce and recover for past, present, and future infringement.

The Assignment Agreement was entered into to formalize and document intellectual property rights previously acquired by the Company pursuant to that certain Asset Purchase Agreement, dated February 21, 2023, between the Company and the Assignor (the “APA”). The Assignment Agreement provides that the assignment is effective as of November 2, 2023, the filing date of the Patent Application, consistent with the parties’ intent under the APA and the Company’s prior acquisition of such intellectual property rights.

On May 23, 2023, the Company entered into an Executive Employment Agreement with Mr. Kulkarni whereby Mr. Kulkarni agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors. The Employment Agreement became effective as of June 1, 2023, (the “Effective Date”) and has a term that expires on May 31, 2024. Under the terms of the Employment Agreement, the Company shall compensate Mr. Kulkarni: (i) a base salary of $90,000 per year, payable at a rate of $7,500 per month during, which shall accrue and become due and payable as soon as reasonably practicable following the Effective Date; (ii) issue 29,500,000 restricted shares of the Company’s common stock; and, (iii) issue 500,000 restricted shares of the Company’s Series B Preferred Stock.

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BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Business Overview

Quantum Genesis AI Corp. (“The Company”), is a computational biotechnology company focused on computational enzyme engineering and biocatalysis. The Company’s current commercial foundation is its enzyme-engineering platform and lead Ibuprofen program. As we move forward, we intend to expand beyond the API marketplace and engineer enzymes for the use and deployment in other business sectors such as fragrance and flavors, climate impacting applications like sustainable materials, plastic degradation and carbon capture. Over time, QGAI intends to expand selectively through strategic R&D in adjacent biotechnology opportunities, customer-led development, and external IP acquisition or in-licensing where such opportunities can accelerate commercialization and create long-term value.

As of the date hereof, we have engineered our first product, which is an enzyme for use in pharmaceutical API production of Ibuprofen. Specifically, our initial product is targeted at select pharmaceutical companies who produce generic drugs. We are in the process of identifying 3rd party manufacturers and distributors that are capable of manufacturing the enzyme on a large scale and distributing the product within the relevant markets. The Company’s lead Ibuprofen technology is supported by U.S. Patent Application Publication No. US20250146029A1 and related intellectual-property rights assigned to the Company pursuant to the Assignment Agreement.

History

Quantum Genesis AI Corp. (formally Quantumzyme Corp.) was incorporated in the state of Nevada on March 20, 2015. The predecessor company was originally formed to develop marketing channels for office equipment before pivoting to its current biotechnology business following the 2023 asset acquisition. Our functional currency is the US Dollar and all the references to currency in the financial statements are in US Dollars.

On February 8, 2023, Ms. Sandra (Demeria) Brossart (“Brossart”) resigned as the sole-officer and director of the Company, and Mr. Naveen Krishna Rao Kulkarni (“Kulkarni”) was appointed as sole-officer and director in her place.

Thereafter, on February 21, 2023, the Company entered into that certain Asset Purchase Agreement (“Purchase Agreement”), between the Company and Quantumzyme Inc., a Delaware corporation, (“Quantumzyme”) and Kulkarni, the sole- officer, director, and shareholder of Quantumzyme (collectively, Quantumzyme and Mr. Kulkarni are hereinafter referred to as the “Seller”) pursuant to which the Company acquired various assets from the Seller, such assets are applied to and used in the “Enzyme Catalyst” biotransformation sector. In exchange for the Acquired Assets, the Company issued Mr. Kulkarni One Million Five Hundred Thousand (1,500,000) restricted shares of the Company’s common stock (Post split), representing approximately Seventy-Three (73%) percent of the Company’s issued and outstanding shares.

On March 31, 2023, the Company changed its name to Quantumzyme Corp.

On November 30, 2025, the Board of Directors approved an amendment to the Company’s Articles of Incorporation to change the Company’s name from Quantumzyme Corp. to Quantum Genesis AI Corp. On February 11, 2026, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada and the name change became effective upon filing.

On February 17, 2026, the Company changed its name to Quantum Genesis AI Corp. Symbol “QGAI”.

Company Description

Quantum Genesis AI Corp is a pioneering biotechnology company dedicated to transforming the landscape of industrial chemistry. By developing innovative enzyme-enabled processes, the company provides industries with an alternative to hazardous, energy-intensive chemical synthesis. At a time when global industries are under pressure to reduce their environmental footprint, QGAI presents a pathway that is not only cleaner and safer but also commercially viable.

The company was founded on the belief that the tools of modern science—computation, molecular modeling, and machine learning—can radically shorten development timelines and make green chemistry scalable for the first time. Quantum Genesis AI embodies the principle that sustainability and profitability need not be mutually exclusive, but can in fact reinforce one another.

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QGAI’s current technology foundation is centered on computational enzyme engineering and biocatalysis. Through its proprietary QZyme Workbench™ platform, the Company integrates computational chemistry, molecular dynamics, quantum mechanics/molecular mechanics approaches, and machine-learning methods to design and optimize enzymes for specific industrial applications.

The Company’s lead development program applies this capability to the development of a greener enzymatic pathway for Ibuprofen manufacturing. This program is intended to demonstrate how computationally engineered biological catalysts can potentially replace or reduce dependence on hazardous chemical processes while providing manufacturers with opportunities to improve efficiency, selectivity, sustainability, and process economics.

While enzyme engineering and biocatalysis remain QGAI’s principal scientific and commercial foundation, the Company believes that the underlying capabilities it is building — computational molecular design, biological engineering, laboratory validation, process development, analytical characterization, and scale-up — can create opportunities in adjacent areas of biotechnology.

As part of this broader strategy, QGAI intends to undertake research and development activities in peptide technologies, initially exploring opportunities within skincare, beauty, and personal-care applications. Peptides have become increasingly relevant as functional ingredients in differentiated and premium formulations, while their successful commercial application requires expertise across synthesis or sourcing, purification, stabilization, formulation, analytical characterization, quality control, and reproducible manufacturing.

Vision, Mission, and Core Values

Vision

To build a globally trusted computational biotechnology company that translates advances in molecular science and biological engineering into scalable, commercially relevant, and sustainable solutions.

Mission

To combine computational science, molecular modeling, artificial intelligence, biological engineering, and disciplined experimental validation to develop technologies and products that address meaningful industrial and life-science opportunities.

QGAI’s immediate focus is on advancing its computational enzyme-engineering and biocatalysis capabilities, including its lead Ibuprofen program. Over time, the Company intends to selectively extend these capabilities into adjacent areas of biotechnology where its scientific expertise can create differentiated value. This includes the planned research and development of peptide technologies and the evaluation of future peptide manufacturing opportunities in skincare, beauty, personal care, and other potential applications.

Core Values

Scientific Rigor:

Ensuring that research, development, and commercialization decisions are supported by evidence, reproducibility, validation, and disciplined scientific processes.

Innovation:

Harnessing computational technologies, molecular science, and biological engineering to accelerate discovery, improve development efficiency, and explore new commercial applications.

Sustainability:

Seeking opportunities to reduce hazardous materials, waste, energy consumption, and environmental impact while developing commercially viable biotechnology solutions.

Integrity:

Building trust with investors, customers, collaborators, regulators, and other stakeholders through transparency, responsible scientific practices, data integrity, and ethical conduct.

Collaboration:

Working closely with customers, industry partners, academic institutions, scientific experts, and other stakeholders to ensure that innovation is guided by real-world requirements and can be translated into practical applications.

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Technology Platform: QZyme Workbench™

QGAI’s current computational technology foundation is centered on QZyme Workbench™, the Company’s proprietary digital platform for computational enzyme engineering and lifecycle management.

The platform has been developed to integrate computational biology, molecular modelling, and data-driven approaches into a structured workflow for identifying, designing, evaluating, and optimizing enzymes for specific industrial applications. By using computational methods to narrow the number of potential enzyme candidates before laboratory testing, QGAI seeks to reduce dependence on conventional trial-and-error development and improve the efficiency of experimental programs.

Core Computational Capabilities

QZyme Workbench™ brings together a number of computational approaches relevant to enzyme design and optimization, including:

Quantum Mechanics / Molecular Mechanics (QM/MM):

Used to study catalytic mechanisms and enzyme-substrate interactions at the molecular level, helping the Company understand how structural changes may influence catalytic performance.

Molecular Dynamics Simulations:

Used to evaluate protein flexibility, stability, conformational behavior, and interactions under different conditions relevant to enzyme performance.

Structural Modeling and Refinement:

Supports the evaluation and refinement of enzyme structures to identify regions that may influence activity, stability, substrate binding, or process performance.

Ligand Docking and Substrate Interaction Analysis:

Allows the Company to evaluate how target substrates interact with enzyme active sites and identify potential opportunities for improving binding and catalytic efficiency.

Computational Mutation and Hotspot Identification:

Supports the identification of amino-acid positions that may be modified to improve activity, stability, selectivity, or suitability for industrial operating conditions.

Machine-Learning and Data-Driven Analysis:

QGAI intends to progressively use machine-learning approaches to improve candidate selection, identify potentially beneficial mutations, and incorporate learnings generated through successive computational and experimental development cycles.

Computational-to-Experimental Development Model

QGAI’s approach does not rely solely on computational prediction. QZyme Workbench™ is designed to support a broader design-build-test-learn development process in which computational predictions are progressively evaluated through laboratory experimentation.

The development cycle generally consists of:

1.	Defining the target reaction and desired performance characteristics.

2.	Computationally evaluating enzyme structures and potential candidates.

3.	Designing and prioritizing enzyme variants.

4.	Producing selected candidates for laboratory testing.

5.	Measuring activity, stability, selectivity, and other relevant performance characteristics.

6.	Feeding experimental results back into subsequent computational design cycles.

7.	Progressively optimizing candidates toward process and scale-up requirements.

This iterative approach is intended to improve development efficiency by focusing laboratory resources on candidates that have already undergone computational evaluation.

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QGAI’s Ibuprofen biocatalysis program is the Company’s principal current application of this approach and is intended to demonstrate how computational enzyme engineering can progress from molecular design through laboratory validation, process optimization, immobilization, scale-up, and ultimately customer evaluation.

Strategic Value of the Platform

QZyme Workbench™ is intended to provide QGAI with a repeatable technology framework rather than a development process limited to a single molecule.

Once computational methodologies, experimental feedback loops, data-management practices, and validation processes have been established, the Company believes portions of this knowledge base can be applied to additional enzyme programs across pharmaceutical APIs, intermediates, fine chemicals, and other industrial applications.

The strategic value of the platform therefore lies not only in generating individual enzyme candidates, but also in building institutional knowledge, computational workflows, experimental data, and development methodologies that can improve future programs.

Extension of QGAI’s Scientific Capabilities

As QGAI develops its broader biotechnology capabilities, the Company intends to evaluate opportunities beyond enzyme engineering where computational molecular science, biological design, analytical characterization, formulation development, and experimental validation may provide a competitive advantage.

The Company’s planned research into peptide technologies forms part of this broader capability-expansion strategy.

The initial peptide initiative will not be treated as an extension of QZyme Workbench™ unless and until dedicated peptide-development functionality is developed and validated. Instead, QGAI intends to leverage relevant elements of its existing scientific infrastructure and computational expertise while separately developing the peptide-specific capabilities required in areas such as peptide design and selection, synthesis or sourcing, purification, analytical characterization, stabilization, formulation, process development, and manufacturing.

Over time, knowledge generated through these programs may allow the Company to determine whether additional computational tools or proprietary workflows should be developed specifically for peptide research and product development.

This disciplined approach enables QGAI to preserve the scientific focus and credibility of its existing enzyme platform while exploring how its broader computational biotechnology capabilities can support expansion into adjacent high-value markets.

Sectors Served and Strategic Markets

QGAI’s technology and development capabilities are applicable across industries where biological engineering, molecular design, process efficiency, product differentiation, and sustainability can create meaningful commercial value.

The Company’s current focus is primarily on pharmaceutical and industrial applications of computational enzyme engineering, while selectively evaluating adjacent biotechnology markets that may support future diversification and growth.

1. Pharmaceuticals

Pharmaceutical manufacturing represents QGAI’s principal current area of focus.

The Company is developing enzyme-enabled approaches intended to support greener, safer, and more efficient synthesis of Active Pharmaceutical Ingredients (“APIs”) and intermediates. QGAI’s lead Ibuprofen program is an example of this strategy, using computationally engineered biocatalysts to investigate alternatives to conventional chemical synthesis.

Beyond Ibuprofen, the Company believes its computational enzyme-engineering framework may potentially be applicable to other APIs and pharmaceutical intermediates where high selectivity, reduced processing complexity, lower waste generation, or improved manufacturing efficiency can create value.

2. Skincare, Beauty & Personal Care – Emerging Strategic Market

QGAI has identified skincare, beauty, and personal care as an attractive adjacent market for research and development, particularly through the potential application of peptide technologies.

Peptides are increasingly relevant in differentiated skincare formulations across applications associated with visible signs of aging, skin conditioning, firmness, smoothing, restorative care, and other premium product attributes.

The opportunity extends beyond supplying peptide molecules alone. Commercially useful peptide ingredients may require a combination of peptide selection or design, synthesis or sourcing, purification, analytical characterization, stabilization, preservation, formulation development, quality control, and reproducible manufacturing.

QGAI intends to evaluate this opportunity through a phased R&D-led approach. During the coming year, the Company expects to invest in developing relevant scientific, analytical, formulation, process-development, and manufacturing capabilities while engaging potential customers and industry participants to better understand their requirements.

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These customer interactions are expected to help QGAI assess areas such as:

•	Desired peptide functionality and product characteristics;

•	Formulation and compatibility requirements;

•	Stability and shelf-life expectations;

•	Analytical and quality specifications;

•	Manufacturing and batch-consistency requirements; and

•	Opportunities for differentiated or proprietary future products.

At this stage, skincare and beauty peptides represent a strategic expansion opportunity under evaluation rather than a material existing commercial business. Future investment and commercialization decisions will depend on technical development, customer feedback, market validation, manufacturing feasibility, and economic attractiveness.

3. Fine and Specialty Chemicals

QGAI believes computational biocatalysis may have applications in fine and specialty chemical manufacturing where selectivity, purity, process efficiency, and waste reduction are important.

Potential areas include specialty intermediates and other high-value chemical products where conventional synthesis involves multiple processing steps, challenging reaction conditions, or significant downstream purification.

The Company intends to pursue such opportunities selectively based on technical suitability, customer demand, and the ability of its platform to create measurable commercial value.

4. Food, Nutraceuticals, Flavors and Fragrances

Enzyme-enabled processes are widely relevant to industries in which biological catalysts can support processing efficiency, selectivity, or the production of differentiated ingredients.

QGAI considers food ingredients, nutraceuticals, flavors, and fragrances potential longer-term application areas for its computational biotechnology capabilities. Expansion into these markets would be evaluated based on specific customer needs, technical feasibility, regulatory requirements, and commercial potential.

5. Textiles and Other Sustainable Industrial Applications

Biological catalysts may provide opportunities to reduce chemical intensity, water consumption, waste generation, or harsh processing conditions in selected industrial applications.

QGAI intends to continue evaluating areas where its computational enzyme-engineering capabilities could support commercially meaningful improvements in sustainability and process performance.

6. Emerging Biotechnology Applications

Over the longer term, QGAI intends to evaluate additional applications in which its capabilities in computational molecular science, biological engineering, laboratory validation, analytical characterization, and process development can be applied.

The Company’s approach to expansion will remain selective and milestone-driven. New market opportunities will be assessed based on:

•	Scientific and technical fit with QGAI’s capabilities;

•	Size and attractiveness of the underlying market opportunity;

•	Clear customer or industry need;

•	Ability to develop differentiated intellectual property or know-how;

•	Manufacturing and scale-up requirements;

•	Regulatory and quality considerations; and

•	Potential for sustainable commercial returns.

This approach allows QGAI to maintain focus on its existing enzyme and biocatalysis programs while developing optionality in adjacent biotechnology markets such as peptides, without committing substantial capital to new areas before appropriate technical and commercial validation.

Competitive Differentiation

QGAI operates in markets that include established enzyme suppliers, biotechnology companies, contract research organizations, chemical manufacturers, and specialized technology providers. The Company seeks to differentiate itself not through scale alone, but through an integrated approach combining computational science, experimental validation, customer-focused development, sustainability, and disciplined expansion into adjacent biotechnology opportunities.

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Computational-First Development

A central element of QGAI’s differentiation is its use of computational methods early in the development process.

Through QZyme Workbench™, the Company applies molecular modeling, molecular dynamics, QM/MM methods, computational screening, and data-driven approaches to evaluate and prioritize enzyme candidates before committing substantial resources to laboratory experimentation.

The objective is to create a more focused development process in which computational analysis guides experimental work, rather than relying primarily on extensive trial-and-error laboratory screening.

This computational-first philosophy is currently most developed within QGAI’s enzyme-engineering activities and forms the technological foundation of the Company’s Ibuprofen program.

Integration of Computational and Experimental Development

QGAI does not view computational prediction as a substitute for laboratory validation.

The Company’s development philosophy combines:

•	Computational design and screening;

•	Laboratory testing and validation;

•	Iterative optimization;

•	Process development;

•	Analytical characterization;

•	Scale-up assessment; and

•	Customer-side evaluation where appropriate.

Experimental results are intended to feed back into subsequent computational and development cycles, creating a structured design-build-test-learn process.

This integration is important because commercially viable biotechnology solutions must ultimately demonstrate reproducibility, performance, quality, scalability, and economic relevance outside the computational environment.

Customer-Led Development

QGAI seeks to develop technologies around clearly identified industrial and customer requirements rather than pursuing scientific development in isolation.

For enzyme programs, this means understanding the customer’s target reaction, manufacturing conditions, performance requirements, existing process economics, and sustainability challenges before defining the development pathway.

The Company intends to apply the same principle to its planned peptide research program. During the initial R&D phase, QGAI expects to engage skincare brands, formulators, contract manufacturers, and other industry participants to better understand formulation requirements, stability expectations, desired product attributes, analytical specifications, manufacturing requirements, and areas of unmet need.

This customer-led approach is intended to help the Company direct R&D resources toward opportunities with clearer technical and commercial relevance.

From Molecule to Practical Application

A recurring challenge in biotechnology is the gap between demonstrating a promising molecule or biological catalyst and converting it into a product that can be reliably used by customers.

QGAI’s longer-term strategy is therefore to build capabilities that extend beyond initial discovery or computational design into areas such as validation, process development, formulation, analytical characterization, quality control, manufacturing readiness, and application support.

This principle is particularly relevant to the Company’s proposed peptide expansion. The commercial opportunity is not limited to identifying or obtaining peptide molecules. Peptides intended for skincare and beauty applications may require appropriate synthesis or sourcing, purification, stabilization, carrier and formulation development, analytical characterization, compatibility assessment, and reproducible quality before they can become practical ingredients for customers.

QGAI intends to use its initial peptide R&D program to build and evaluate these capabilities before determining the appropriate commercial manufacturing strategy.

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Sustainability and Process Efficiency

Sustainability remains an important differentiator within QGAI’s core enzyme and biocatalysis activities.

The Company seeks to develop biological processes that can reduce dependence on hazardous reagents, operate under less intensive conditions, improve selectivity, reduce waste streams, and potentially lower downstream processing requirements.

This creates the potential to address both environmental objectives and customer economics, particularly in industries facing increasing pressure to improve manufacturing efficiency and environmental performance.

QGAI will evaluate sustainability benefits separately for each new technology or application and will seek to substantiate such benefits through appropriate technical and process data rather than assuming that the same environmental advantages apply across all of the Company’s development programs.

Intellectual Property and Freedom-to-Operate Discipline

QGAI seeks to create value through proprietary know-how, computational workflows, engineered biological systems, process improvements, and intellectual property where appropriate.

At the same time, the Company recognizes that commercialization requires careful consideration of third-party intellectual-property rights and freedom to operate.

Accordingly, QGAI intends to evaluate intellectual-property positioning on a program-by-program basis and, where appropriate, pursue patents, proprietary processes, trade secrets, licensing arrangements, or other forms of protection.

For new areas such as peptides, intellectual-property and freedom-to-operate considerations will form part of the Company’s evaluation before significant commercial manufacturing commitments are made.

Disciplined Expansion into Adjacent Markets

QGAI’s ability to evaluate adjacent biotechnology opportunities represents an additional potential source of long-term differentiation.

Rather than attempting to enter multiple markets simultaneously, the Company intends to expand selectively where there is:

•	A meaningful scientific connection to its existing capabilities;

•	A clearly identifiable customer need;

•	An attractive underlying market;

•	An opportunity to build differentiated know-how or intellectual property;

•	A realistic path toward manufacturing and scale-up; and

•	Potential for commercially sustainable returns.

The planned peptide R&D initiative reflects this approach. QGAI has identified skincare and beauty peptides as a potentially attractive adjacent opportunity, but intends first to develop the required scientific and manufacturing capabilities, understand customer requirements, and validate the opportunity before committing to a broader commercial rollout.

Strategic Differentiation

Taken together, QGAI’s intended competitive position is based on six elements:

1.	Computational-first development – using molecular and data-driven approaches to guide experimental programs.

2.	Computational-to-lab integration – combining prediction with disciplined experimental validation.

3.	Customer-led innovation – directing development toward identifiable industry requirements and commercial problems.

4.	Application and manufacturing orientation – seeking to progress technologies beyond discovery toward scalable and usable solutions.

5.	IP and freedom-to-operate discipline – building proprietary value while evaluating commercialization rights carefully.

6.	Selective platform expansion – using QGAI’s scientific foundation to evaluate adjacent high-value opportunities, including peptides, through staged and milestone-driven investment.

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This combination is intended to position QGAI not simply as an enzyme developer or research-services provider, but over time as a computational biotechnology company capable of identifying, developing, validating, and potentially manufacturing differentiated biological solutions across selected markets.

Business Model and Engagement

Quantum Genesis AI’s model is built for flexibility, ensuring it can adapt to the needs of diverse clients:

-	Enzyme Supply Contracts: Continuous provision of engineered enzymes for large-scale manufacturing.
-	Licensing: Granting rights to adopt Quantum Genesis AI-developed enzymatic processes.
-	Technology Transfer: Providing the know-how, training, and documentation for clients to internalize solutions.
-	Customer-Specific Enzyme Development: Developing tailored enzyme solutions subject to appropriate intellectual-property and freedom-to-operate review.

This modularity allows clients to start small with pilot validations and scale seamlessly into long-term engagements.

Commitment to ESG and Green Chemistry

Quantum Genesis AI is committed to making sustainability a measurable outcome, not just a promise. Its projects contribute directly to reducing industrial emissions, hazardous waste, and energy consumption.

-	ESG Alignment: Supporting companies in meeting investor and regulatory expectations on sustainability.
-	Impact on SDGs: Contributing to global objectives like Responsible Consumption & Production and Climate Action.
-	Circular Economy Role: Its framework to leverage biological catalysts positions it as a partner in reshaping how industries think about waste, recycling, and resource efficiency.

This commitment ensures that clients adopting QGAI’s solutions gain not only financial returns but also reputational and regulatory advantages.

Market Analysis

Introduction

The biotechnology and life-sciences industries are undergoing significant transformation as advances in computational science, biological engineering, and molecular design create new ways to develop products and manufacturing processes.

For QGAI, this transformation presents opportunities across two related areas.

The Company’s principal current market opportunity is in computational enzyme engineering and biocatalysis, particularly within pharmaceutical and chemical manufacturing. Traditional chemical processes frequently depend on hazardous reagents, energy-intensive operating conditions, complex purification steps, and waste-treatment requirements. At the same time, manufacturers face increasing pressure to improve process economics, strengthen supply-chain resilience, and respond to evolving environmental and sustainability expectations.

Biocatalysis provides a potential alternative by using enzymes to perform highly selective chemical transformations under comparatively mild operating conditions. Advances in computational modeling, molecular dynamics, artificial intelligence, and protein engineering are making it increasingly possible to design and optimize enzymes for specific industrial applications.

QGAI is positioned within this transition through its computational enzyme-engineering platform and its lead development program for a greener Ibuprofen manufacturing pathway.

Alongside this core opportunity, the Company is evaluating peptide technologies as an adjacent area for future expansion.

Peptides have become increasingly relevant across skincare, beauty, and personal-care markets, where brands continually seek differentiated functional ingredients capable of supporting premium formulations and new product claims. Applications include products focused on the visible signs of aging, skin conditioning, firmness, smoothing, restorative care, and other targeted skincare benefits.

The market opportunity, however, extends beyond access to peptide molecules alone.

For a peptide to become a commercially usable ingredient, companies may need to address multiple technical requirements, including peptide selection, synthesis or sourcing, purification, analytical characterization, stability, preservation, formulation compatibility, quality consistency, and manufacturing reproducibility.

These requirements can create challenges for skincare brands and formulators that seek differentiated peptide-based products but do not possess specialized peptide development or manufacturing capabilities internally.

QGAI believes this creates an opportunity to evaluate whether its existing capabilities in computational science, biological development, analytical validation, and process engineering can be extended into peptide research and, over time, scalable peptide manufacturing.

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The Company therefore intends to use a portion of its available capital during the coming year to undertake peptide-focused research and development, build relevant scientific and manufacturing capabilities, and engage potential customers and industry participants to better understand market requirements.

This market-engagement process is expected to help QGAI identify:

•	Functional and performance characteristics sought by skincare and beauty companies;

•	Formulation and stability challenges associated with peptide ingredients;

•	Analytical and quality expectations;

•	Manufacturing and scale-up requirements;

•	Areas where existing peptide offerings may not fully satisfy customer needs; and

•	Opportunities where differentiated formulations, delivery systems, or proprietary peptide technologies may create future value.

At the present stage, QGAI views peptides as an R&D-led strategic expansion opportunity rather than a material current commercial business. The Company intends to evaluate the market progressively and determine future product development and manufacturing investments based on customer feedback, technical validation, competitive positioning, manufacturing feasibility, and economic attractiveness.

The Company’s overall market strategy is therefore based on maintaining focus on its existing biocatalysis opportunity while using its computational biotechnology foundation to selectively explore adjacent high-value markets where its scientific capabilities may provide a meaningful competitive advantage.

The sections that follow examine the scientific, industrial, regulatory, and commercial factors supporting QGAI’s core biocatalysis opportunity and the broader markets that may provide pathways for future expansion.

Nobel Prize and Their Relevance to QGAI

2013 Nobel Prize in Chemistry: Awarded to Martin Karplus, Michael Levitt, and Arieh Warshel for ‘the development of multiscale models for complex chemical systems.’ This validated computational chemistry as a transformative tool for molecular science. Their work established the QM/MM frameworks that underpin today’s computational enzyme design.

-	Relevance to QGAI: The company’s QZyme Workbench™ directly builds on these foundations, applying QM/MM and molecular dynamics to predict enzyme-substrate interactions with atomic precision.

2018 Nobel Prize in Chemistry: Awarded to Frances Arnold for ‘the directed evolution of enzymes.’ This demonstrated that enzymes could be systematically improved for industrial use. Relevance to QGAI: While directed evolution is powerful, it is time-intensive. QGAI combines computational pre-screening with rational design, accelerating what used to take years into months.

2024 Nobel Prize in Chemistry: Awarded for ‘harnessing artificial intelligence in the design of new molecules and catalysts.’ This recognized advances in computational chemistry, directed evolution, computational protein design, and protein-structure prediction.

-	Relevance to QGAI: This Nobel directly validates QGAI’s AI-driven enzyme engineering approach, exemplifying how Nobel-recognized science is being applied commercially to industrial-scale problems.

Together, these milestones highlight a trajectory: 2013 (computational foundations), 2018 (directed enzyme evolution), 2024 (AI-enabled catalyst design). QGAI stands at the intersection of all three, embodying the progression from theory to scalable industrial application.

References: Nobel Prize Organization; Science, Vol 342 (2013); Nature Chemistry (2018); Royal Swedish Academy (2024).

Industry Landscape

QGAI operates at the intersection of biotechnology, computational science, pharmaceutical manufacturing, and specialty biological ingredients. Across these industries, technological advances are increasingly enabling companies to reconsider how molecules are designed, manufactured, formulated, and brought into commercial applications.

For QGAI, the relevant industry landscape can be viewed across two areas: the Company’s established focus on computational biocatalysis and enzyme engineering, and an emerging opportunity to evaluate peptide technologies for high-value skincare, beauty, and personal-care applications.

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Industrial Biocatalysis and Enzyme Engineering

Traditional chemical manufacturing continues to face a combination of economic, environmental, and operational challenges.

Many established chemical synthesis routes depend on:

•	Hazardous or corrosive reagents;

•	Energy-intensive processing conditions;

•	Multiple reaction and purification steps;

•	Generation of unwanted by-products;

•	Significant effluent-treatment requirements; and

•	Increasing compliance and waste-management costs.

These challenges are particularly relevant in pharmaceutical and specialty chemical manufacturing, where manufacturers must balance product quality, process economics, regulatory compliance, operational safety, and environmental performance.

Biocatalysis offers an alternative approach by using enzymes to perform specific chemical transformations.

Potential advantages include:

•	Higher selectivity, which can reduce unwanted by-products and downstream purification;

•	Milder reaction conditions, potentially reducing energy requirements;

•	Reduced dependence on hazardous reagents in suitable applications;

•	Lower waste generation through more selective transformations; and

•	Potential process simplification, depending on the reaction and manufacturing pathway.

Historically, one of the limitations of industrial biocatalysis has been the difficulty of identifying enzymes with the activity, stability, selectivity, and process tolerance required for commercial manufacturing.

Advances in computational biology, molecular modeling, protein engineering, and data-driven methods are helping address this limitation by allowing researchers to evaluate and optimize enzyme candidates before undertaking extensive laboratory experimentation.

QGAI’s computational-first approach is intended to participate in this transition by combining molecular-level analysis with iterative experimental validation. The Company’s Ibuprofen program represents the principal current application of this strategy.

Evolution from Discovery to Industrial Application

The commercial value of biotechnology increasingly depends on the ability to move beyond scientific discovery toward reproducible industrial application.

A promising biological molecule or catalyst does not automatically become a commercially viable product. Successful translation may require:

1.	Molecular or biological design;

2.	Experimental validation;

3.	Analytical characterization;

4.	Process optimization;

5.	Stability and performance testing;

6.	Scale-up;

7.	Quality-system development; and

8.	Customer-side validation.

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QGAI believes that developing capabilities across this broader development continuum can create greater long-term value than focusing solely on early-stage discovery.

This philosophy underpins both the Company’s existing enzyme-development activities and its decision to investigate adjacent biotechnology opportunities.

Emerging Opportunity in Peptides

Within the broader biotechnology landscape, QGAI has identified peptides as an area worthy of further research and market evaluation.

Peptides are increasingly relevant to skincare, beauty, and personal-care companies seeking differentiated functional ingredients for premium formulations. Their potential applications span areas such as skin conditioning, visible signs of aging, firmness, smoothing, restorative care, and other targeted skincare attributes.

However, the peptide ingredient landscape presents a different technical challenge from QGAI’s existing enzyme programs.

Access to an existing peptide molecule alone does not necessarily provide a formulation-ready commercial solution. Development may require expertise in:

•	Peptide selection and design;

•	Synthesis or qualified sourcing;

•	Purification;

•	Analytical characterization;

•	Stability;

•	Solubility and carrier systems;

•	Preservation;

•	Formulation compatibility;

•	Quality specifications; and

•	Reproducible manufacturing.

These requirements create an opportunity for companies capable of integrating peptide science with formulation, analytical, process-development, and manufacturing capabilities.

For QGAI, this represents an attractive adjacency because the Company can build upon aspects of its existing experience in computational molecular science, experimental validation, process development, analytical discipline, and biotechnology while developing the additional peptide-specific capabilities required.

Why QGAI Is Evaluating the Opportunity Now

QGAI does not presently view the peptide market simply as an opportunity to introduce a portfolio of individual peptide products.

Instead, the Company intends initially to understand whether it can build a differentiated capability around the development and eventual manufacture of commercially useful peptide systems.

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During the coming year, QGAI intends to invest a portion of its available capital toward:

•	Peptide-related research and laboratory development;

•	Evaluation of synthesis and purification requirements;

•	Formulation and stabilization studies;

•	Development of analytical and quality methods;

•	Assessment of scale-up and manufacturing requirements; and

•	Engagement with potential customers to understand application and product requirements.

The Company believes that engaging potential skincare brands, formulators, contract manufacturers, and other industry participants during the development period will be particularly important.

Such engagement is expected to help QGAI determine whether customers require improvements in areas such as stability, formulation compatibility, product consistency, delivery format, technical support, manufacturing flexibility, or differentiated peptide systems.

This information can then guide the Company’s R&D and future manufacturing strategy.

Strategic Industry Position

QGAI’s approach is therefore based on participating in two different stages of opportunity.

In computational biocatalysis, the Company is advancing an existing technology platform and lead Ibuprofen development program toward validation and commercialization.

In peptides, the Company is at an earlier stage and intends initially to invest in research, capability development, customer discovery, and manufacturing feasibility before determining the appropriate commercial model.

This distinction is important to the Company’s capital-allocation strategy. QGAI intends to pursue new biotechnology markets through staged investment, with additional capital committed as technical feasibility, customer relevance, manufacturing requirements, and commercial attractiveness become better understood.

By following this approach, the Company seeks to preserve focus on its existing biocatalysis program while creating an additional pathway for future growth in high-value biotechnology markets.

References: European Chemicals Agency (ECHA); OECD Green Chemistry Reports; QGAI Peptide Opportunity – internal strategic development plan.

Market Opportunity: Ibuprofen Case Study

Ibuprofen is one of the most widely consumed NSAIDs globally, and its market reflects both growth and strain.

Global Demand: Estimated at 45,000 MT in 2023, projected to reach 63,000 MT by 2028 (CAGR ~7%).

Traditional Synthesis:

-	Uses Jones reagent and concentrated acids.

-	Generates toxic effluents.

-	Adds ~$64M annually in treatment costs for 7,800 MT production.

Enzymatic Route by QGAI:

-	Replaces hazardous reagents with biocatalysts.

-	Operates under mild conditions → lower energy footprint.

-	Reduces effluents → cost savings.

-	Positions clients as ESG-compliant manufacturers.

Trend Insight: As demand for Ibuprofen increases, manufacturers will face mounting regulatory scrutiny regarding environmental compliance. Those who adopt enzymatic processes will not only cut costs but also gain first-mover advantage in ESG-aligned supply chains.

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Figure 3.1: Global Ibuprofen Demand Trend (2023–2028)

References: GlobalData Pharma Market Reports (2023–2024); Journal of Cleaner Production (2022).

Industry Stress Point: SI Group Closure

In 2024, SI Group, a long-standing Ibuprofen producer in Orangeburg, South Carolina, announced the shutdown of its Ibuprofen manufacturing operations, laying off 74 employees. The closure was attributed to high production costs and the growing burden of compliance with hazardous reagents.

This incident underscores two realities:

1. Conventional Ibuprofen production is economically strained—treatment of effluents and adherence to environmental regulations dramatically increase costs.

2. The alternative is environmentally unacceptable—relying on carcinogenic catalysts and generating hazardous byproducts that regulators and communities will no longer tolerate.

This reinforces the urgency for sustainable solutions like QGAI’s enzymatic process, which not only lowers costs but also reduces the ESG risks associated with conventional Ibuprofen synthesis.

References: WLTX News Report (2024); EPA Hazardous Substances Reports.

Strategic Expansion Beyond Ibuprofen

Ibuprofen represents QGAI’s lead application of computational enzyme engineering and provides an important opportunity to demonstrate the commercial potential of the Company’s biocatalysis platform. However, QGAI’s longer-term strategy is not dependent on a single molecule or a single market.

The broader value of the Company lies in its ability to apply computational science, molecular modeling, biological engineering, laboratory validation, process development, and manufacturing know-how across multiple opportunities where these capabilities can create differentiated commercial value.

QGAI intends to pursue this expansion selectively. Rather than developing multiple unrelated programs simultaneously, the Company expects to prioritize opportunities based on scientific fit, customer need, market attractiveness, development requirements, manufacturing feasibility, and the potential to create proprietary know-how or intellectual property.

Within this strategy, the Company has identified peptide technologies — particularly for skincare, beauty, and personal-care applications — as a near-term strategic area for research and capability development.

Peptides as an Adjacent Strategic Opportunity

Peptides represent an increasingly important class of functional ingredients in skincare and beauty formulations.

They can be incorporated into products designed to support a range of consumer needs, including skin conditioning, improved appearance of visible signs of aging, firmness, smoothing, restorative care, and other targeted skincare applications.

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The attractiveness of this market is driven not only by the biological properties of peptides, but also by the continued demand from skincare and beauty companies for differentiated active ingredients that can support premium products, new formulations, and evolving consumer expectations.

QGAI believes this represents an attractive adjacent market in which scientific capability, formulation expertise, product quality, and reliable manufacturing can become important sources of differentiation.

Moving Beyond Off-the-Shelf Peptides

The Company’s interest in the peptide market is not based solely on sourcing or supplying commonly available peptide molecules.

The development of a commercially useful peptide ingredient can involve multiple technical steps, including:

•	Selection or design of an appropriate peptide;

•	Synthesis or qualified sourcing;

•	Purification;

•	Analytical characterization;

•	Stability assessment;

•	Solubility and carrier-system development;

•	Preservation;

•	Formulation compatibility;

•	Quality-control specifications;

•	Batch-to-batch reproducibility; and

•	Development of a scalable manufacturing process.

Accordingly, QGAI sees the opportunity as one of progressively developing an integrated peptide research, formulation, analytical, and manufacturing capability, rather than simply participating as a reseller of existing ingredients.

This distinction is strategically important. Brands and formulators may have access to individual peptide ingredients but may still require technical support in translating them into stable, reproducible, and formulation-compatible systems suitable for commercial products.

The Company intends to investigate whether it can address portions of this need through its own scientific and manufacturing capabilities.

R&D-Led Market Entry

QGAI intends to approach the peptide opportunity through a staged research and development program.

During the initial phase, the Company expects to allocate a portion of its available capital toward building the technical foundation necessary to understand and evaluate peptide manufacturing.

Activities are expected to include:

•	Laboratory-scale peptide development and evaluation;

•	Assessment of synthesis and sourcing alternatives;

•	Purification and analytical-method development;

•	Formulation and stabilization studies;

•	Evaluation of carriers and preservation systems where applicable;

•	Stability and compatibility testing;

•	Development of quality specifications;

•	Process-development studies;

•	Evaluation of equipment and infrastructure requirements; and

•	Development of the scientific and operational capabilities required for future scale-up.

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The initial objective is therefore not immediate large-scale peptide commercialization. Instead, the Company intends to use this development period to understand the technical requirements for manufacturing reproducible, commercially relevant peptide ingredients and to determine where QGAI can build meaningful differentiation.

Building Peptide Manufacturing Capability

Subject to the results of its initial R&D activities, QGAI intends during the coming year to begin building the capabilities required for future peptide manufacturing.

The Company expects this process to include evaluation and development of capabilities across peptide processing, purification, formulation, analytical testing, quality control, process reproducibility, and production scale-up.

The manufacturing strategy will be developed progressively as QGAI gains greater clarity regarding:

•	Customer specifications;

•	Product formats;

•	Required production volumes;

•	Quality and analytical requirements;

•	Equipment and facility requirements;

•	Raw-material and peptide sourcing;

•	Process economics; and

•	Applicable regulatory and quality standards.

This phased approach is intended to reduce the risk of committing substantial capital to manufacturing infrastructure before the Company has sufficiently understood the technical requirements and customer demand.

Customer Engagement as Part of R&D

Customer engagement will be an important component of the peptide-development program.

QGAI intends to engage selected skincare brands, cosmetic formulators, contract manufacturers, and other relevant industry participants during the R&D and capability-building phase.

The objective of these interactions will be to better understand:

•	Which peptide-related applications are of greatest interest to customers;

•	What functional characteristics customers are seeking;

•	Challenges encountered with existing peptide ingredients;

•	Stability and formulation requirements;

•	Preferred ingredient formats and concentrations;

•	Quality and analytical specifications;

•	Technical-support requirements;

•	Manufacturing and supply expectations; and

•	Areas in which customers may seek differentiated or proprietary solutions.

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QGAI believes that incorporating customer feedback during the research phase can improve the quality of subsequent investment decisions and help ensure that future development programs are aligned with identifiable market needs.

Rather than developing a large portfolio internally and subsequently attempting to find customers, the Company intends to use this market-discovery process to help determine which opportunities should advance into further development.

Potential Evolution of the Peptide Opportunity

If the initial research, customer engagement, and manufacturing-development activities are successful, QGAI believes the peptide initiative may provide several potential pathways for future growth.

The initial focus is expected to remain on established peptide applications within skincare and beauty, where the Company can develop technical capabilities and gain practical understanding of customer requirements.

Over time, the Company may evaluate opportunities to expand into:

1.	Additional skincare and personal-care peptide applications;

2.	More differentiated peptide formulations and delivery systems;

3.	Proprietary QGAI-developed peptide technologies;

4.	Computational approaches to peptide design and optimization; and

5.	Other higher-value peptide applications where QGAI’s capabilities and market conditions justify further investment.

Any expansion into more complex or regulated peptide applications would require additional scientific, manufacturing, quality, regulatory, and capital investment and would be evaluated separately as those opportunities mature.

Broader Applications of QGAI’s Enzyme Platform

Alongside the peptide initiative, QGAI continues to see broader potential for its computational enzyme-engineering platform beyond Ibuprofen.

Potential applications include:

Other Pharmaceutical APIs and Intermediates: Many pharmaceutical processes require selective chemical transformations and may benefit from enzyme-enabled alternatives. QGAI intends to evaluate additional API opportunities where computationally engineered enzymes may provide improvements in selectivity, process efficiency, waste reduction, or manufacturing economics.

Fine and Specialty Chemicals: High-value specialty chemicals frequently involve complex synthesis and purification requirements. Biocatalysis may provide opportunities where high selectivity and milder processing conditions create meaningful commercial advantages.

Food, Nutraceuticals, Flavors and Fragrances: Enzymes are relevant to numerous ingredient-processing and transformation applications. These markets remain potential longer-term areas in which QGAI may selectively apply its computational biotechnology capabilities.

Other Sustainable Industrial Applications: The Company may also evaluate additional industrial opportunities where biological catalysts have the potential to reduce chemical intensity, energy consumption, waste, or environmental impact.

These opportunities remain part of QGAI’s broader platform potential but are not expected to receive the same immediate development priority as the Company’s lead Ibuprofen program and its planned peptide R&D initiative.

Strategic Significance

QGAI’s expansion strategy can therefore be viewed across three levels:

Current Core: Advance the Ibuprofen biocatalysis program and strengthen the computational enzyme-engineering platform.

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Near-Term Strategic Expansion: Invest in peptide R&D, understand the skincare and beauty market, engage potential customers, and begin developing the scientific, analytical, formulation, and manufacturing capabilities required to evaluate future peptide production.

Long-Term Platform Expansion: Apply QGAI’s growing computational biotechnology capabilities selectively across additional enzymes, peptides, APIs, specialty ingredients, and other high-value biological applications.

This approach allows QGAI to pursue future growth without losing focus on its existing development programs. It also enables the Company to allocate capital progressively, with larger investments in new markets made only as technical feasibility, customer requirements, manufacturing readiness, and commercial potential become better understood.

Competitive Landscape

The enzyme engineering space includes established players and innovators:

-	Novozymes: Market leader in industrial enzymes, strong in food/detergents, limited in APIs.

-	Codexis: Expertise in directed evolution, but slower timelines.

-	BASF: Diversified chemical giant, slow to adopt digital enzyme tools.

-	QGAI: Digital-first, Novel IP creation, sharp ESG focus.

Key Differentiators of QGAI:

1.	Speed – reduces development timelines by greater than 50%.

2.	Cost – eliminates unnecessary lab iterations.

3.	Flexibility – provides tailored, custom IP development solutions.

4.	ESG integration – designed for compliance and sustainability from inception.

References: Company Reports (Novozymes, Codexis, BASF, 2022–2023).

Geographic Market Focus

QGAI’s opportunity landscape is inherently global. While the core technology platform is universal, the drivers for adoption vary by geography.

India: Accounts for ~20% of global generics exports. Regulatory compliance (USFDA, EMA) and government initiatives like PLI make it a fertile ground.

United States: Innovation-driven, strong R&D ecosystem, ESG commitments by Fortune 500 firms. High-value APIs and biologics drive adoption.

Europe: Regulation-driven market. REACH and the Green Deal push industries to adopt sustainable methods. Carbon taxation adds financial pressure.

Rest of World: Asia-Pacific (China, Korea, Singapore) investing in biotech; Africa and LatAm leapfrogging directly to sustainable manufacturing; Middle East diversifying economies via green chemistry.

Strategic Insight: By tailoring its engagement model—cost-first in India, innovation-first in the U.S., compliance-first in Europe, leapfrogging-first in RoW—QGAI maximizes global adoption.

References: Indian Pharmaceutical Alliance (2023); European Commission REACH Guidelines (2022); McKinsey Global Biotech Outlook (2023).

Regulatory & ESG Drivers

Biocatalysis adoption is being accelerated by regulatory frameworks and ESG mandates.

Global Regulatory Trends:

-	Hazardous reagents like sodium dichromate are being phased out globally.

-	Wastewater norms (e.g., zero-liquid-discharge in India, China) raise compliance costs.

-	OSHA and ECHA enforce stricter occupational safety norms.

ESG Reporting:

-	Frameworks like GRI, SASB, and EU CSRD require disclosure of sustainability metrics.

-	Scope 3 emissions must be reported, pushing adoption of greener supply chains.

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Investor Pressure:

-	ESG funds ($35+ trillion globally) prefer sustainable manufacturers.

-	Companies with better ESG scores access cheaper financing.

Consumer Influence:

-	Patients indirectly influence pharma via procurement bodies factoring sustainability.

-	Food and textile consumers directly drive preference for sustainable products.

QGAI’s Alignment:

-	Provides compliance-ready processes aligned to hazardous chemical bans.

-	Directly contributes to better ESG outcomes, improving clients’ compliance to reporting metrics.

Strategic Insight: Regulation and ESG are not just constraints but accelerators. Firms adopting enzymatic processes avoid penalties, attract capital, and strengthen competitive positioning.

References: UN SDGs; World Bank ESG Report (2023); European Chemicals Agency (ECHA, 2023).

Market Size and Growth Projections

The global enzyme-enabled industrial process opportunity is expanding:

Global Industrial Enzymes Market:

-	Valued ~$7B (2022), projected >$10B by 2030 (CAGR 6–7%).

-	Food (~40%), detergents (~25%), biofuels (~15%), pharma fastest-growing sector.

Pharma Enzyme Market:

-	APIs and intermediates a major growth driver.

-	Enzymatic pathways validated for Sitagliptin, Atorvastatin.

-	Regulators favor clean synthesis.

Sustainability & ESG:

-	ESG-aligned investments >$35T globally.

-	Firms adopting enzymatic methods rewarded with higher ESG ratings.

Cost Savings:

-	Ibuprofen enzymatic route could potentially save an estimated $64M annually for a large manufacturer.

-	Extrapolated, can be a multiple of this in global savings.

Regional Growth:

-	Asia-Pacific: pharma hub.

-	North America: innovation-driven.

-	Europe: regulation-driven.

Strategic Insight: QGAI is positioned at the intersection of market expansion and ESG imperatives, enabling it to lead in high-growth, high-margin segments.

References: Global Market Insights (2023); Grand View Research (2024); World Bank ESG Investment Report (2023).

Strategic Positioning of QGAI

QGAI aligns with the Nobel Prize trajectory:

-	2013: Computational chemistry foundations.

-	2018: Directed evolution.

-	2024: AI-enabled catalyst design.

The described recognized advances in computational chemistry, directed evolution, computational protein design, and protein-structure prediction. It combines innovation-first methods with ESG-compliant solutions to address critical industrial needs, particularly in pharmaceuticals and APIs like Ibuprofen.

References: Nobel Prize Organization (2013, 2018, 2024); Nature Biotechnology Editorial (2024).

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Industry Overview

Enzyme engineering is a dynamic and evolving field within the broader biotechnology sector, focusing on the modification and optimization of enzymes for various industrial, medical, and environmental applications. Enzyme engineering plays a pivotal role in advancing industrial processes, healthcare solutions, and environmental technologies. The industry's success is driven by continuous innovation, interdisciplinary collaboration, and the ability to address challenges associated with enzyme specificity, stability, and regulatory compliance.

Enzymes are proteins that act as catalysts, facilitating and accelerating chemical reactions in living organisms. Enzyme engineering involves modifying these proteins to enhance their performance, stability, and specificity for targeted applications. Enzyme engineering contributes to advancements in sustainable and green technologies, improving the efficiency of industrial processes while minimizing environmental impact. Companies in this field often collaborate with industries such as biotechnology, pharmaceuticals, agriculture, and environmental science to address specific challenges and develop innovative solutions.

Engineering enzymes involves leveraging biotechnological techniques to modify and optimize enzymes for various industrial applications, including the following applications:

Industrial Applications: Enzymes play a crucial role in industrial processes such as food and beverage production, biofuel manufacturing, textiles, and more. Enzyme engineering companies focus on developing enzymes that enhance efficiency, reduce costs, and improve overall performance in these processes.

Biopharmaceuticals: Enzymes are utilized in the production of biopharmaceuticals. Companies in this sector engage in enzyme engineering to create enzymes that are better suited for the production of therapeutic proteins and drugs, contributing to advancements in the pharmaceutical industry.

Diagnostic and Research Tools: Enzymes are essential components of diagnostic tests and research tools in various fields. Enzyme engineering companies work on creating enzymes with improved sensitivity and specificity for diagnostic applications, catering to the healthcare and research sectors.

Bioremediation and Environmental Solutions: Enzymes can be employed for environmental purposes, such as bioremediation to clean up pollutants. Enzyme engineering is used to design enzymes that are more effective in breaking down specific contaminants, addressing environmental challenges and creating sustainable solutions.

Agricultural Innovations: Enzymes find applications in agriculture for soil improvement, crop protection, and more. Enzyme engineering companies may develop enzymes that enhance nutrient availability, promote plant growth, or provide protection against pests, contributing to advancements in agricultural practices.

Research and Development: Enzyme engineering involves continuous research and development efforts to discover novel enzymes and optimize existing ones. This ongoing innovation is crucial for staying competitive in the biotechnology sector and addressing emerging challenges.

Collaboration and Partnerships: Companies in enzyme engineering often collaborate with industries such as biotechnology, pharmaceuticals, agriculture, and environmental science. Collaborations and partnerships help address specific challenges, pool resources, and bring innovative enzyme solutions to market.

Commercialization of Intellectual Property: Enzyme engineering companies invest in intellectual property protection for their innovations. They generate revenue by commercializing patented enzymes, licensing technologies, and offering specialized enzyme solutions to industries.

Global Market Presence: Many enzyme engineering companies operate globally, catering to diverse markets and industries. This global presence allows them to tap into different economic environments, expand market reach, and diversify revenue streams.

Adaptation to Market Trends: Enzyme engineering companies need to stay adaptive to market trends and technological advancements. This includes embracing sustainable and green technologies, aligning with consumer preferences, and addressing evolving industry needs.

Engineering enzymes for profit involves a multidimensional approach, including innovation, collaboration, and strategic market positioning. As we move our plan of operation forward, we intend to contribute to sustainable industrial practices, advancements in healthcare, and environmental solutions while seeking financial success through the commercialization of enzyme-based products and services.

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While enzyme engineering has made significant progress, there are still challenges and limitations associated with the field. Some common problems in engineering enzymes include:

•	Achieving high substrate specificity and selectivity can be challenging. Designing enzymes that only catalyze a specific reaction without side reactions can be complex;
•	Enzymes may undergo denaturation or lose activity under certain conditions, such as extremes of pH, temperature, or in the presence of organic solvents. Improving stability is crucial for industrial applications;
•	Some enzymes require cofactors for their activity. Designing enzymes that function effectively without specific cofactors or finding cost-effective ways to provide cofactors can be challenging;
•	Immobilizing enzymes for industrial use can be problematic. Issues may include maintaining high catalytic efficiency, avoiding mass transfer limitations, and preserving the structural integrity of the immobilized enzyme;
•	Transitioning from laboratory-scale experiments to large-scale industrial production can be challenging. Factors such as cost, scalability, and maintaining enzyme activity at scale need careful consideration;
•	Producing engineered enzymes on a large scale can be expensive. Finding cost-effective methods for enzyme production, purification, and recovery is crucial for commercial viability;
•	Enzymes used in various applications, particularly in the food and pharmaceutical industries, may face regulatory hurdles. Compliance with safety and regulatory standards can pose challenges;
•	Achieving the correct three-dimensional structure is essential for enzyme activity. Issues related to protein folding and misfolding can impact the efficiency of engineered enzymes;
•	Despite advances in structural biology, understanding the intricate relationships between enzyme structure and function remains a complex task. Predicting the effects of specific mutations on enzyme activity can be challenging;
•	Enzymes may be susceptible to inhibition by various factors, including competitive inhibitors or changes in environmental conditions. Overcoming inhibition challenges is essential for maintaining consistent enzyme performance;
•	Enzymes often need to function under diverse conditions in different industrial processes. Designing enzymes that are versatile and effective across a range of conditions can be challenging; and,
•	As enzyme engineering advances, ethical considerations related to the potential misuse of engineered enzymes or unintended environmental impacts may arise.

We will continually work to address these challenges through innovative genetic engineering, protein design, and bioprocessing techniques. Overcoming these problems is crucial for unlocking the full potential of engineered enzymes in various industrial, medical, and environmental applications.

Glossary

The following terms shall have the meanings set forth below:

API means an Active Pharmaceutical Ingredient (API), also known as a drug substance, is a specific chemical or biological substance that is responsible for the therapeutic effect of a pharmaceutical drug. It is the biologically active component of a medication that produces the desired pharmacological activity in the body.

Biotransformation refers to the chemical alteration of compounds or substances by using enzymes. It involves the enzymatic process(es) that occur in various biological systems, such as microorganisms, plants, animals, and humans. Biotransformation can occur through a single or a series of enzymatic reactions, resulting in the conversion of one compound into another. Biotransformation can also be utilized for the production of valuable compounds, such as pharmaceuticals, flavors, and fragrances, through the use of Biocatalysts.

Biocatalysis refers to the use of natural catalysts, primarily enzymes, to facilitate chemical reactions. Enzymes are highly efficient biocatalysts that accelerate the rate of chemical reactions without being consumed in the process. Biocatalysis offers several advantages over traditional chemical catalysts, including milder reaction conditions, greater selectivity, and reduced environmental impact. Enzymes can catalyze a wide range of reactions, including oxidation, reduction, hydrolysis, and synthesis of complex molecules. Biocatalysis finds applications in various industries, including pharmaceuticals, biotechnology, food and beverage, and environmental sectors. It plays a crucial role in the production of pharmaceutical intermediates, biofuels, fine chemicals, and other valuable products.

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Insilico refers to processes or experiments that are conducted or simulated using computer models rather than in a traditional laboratory setting such as in vitro (in glass) experiments done in a lab and in vivo (in living organisms) experiments. As used herein, insilico methods involve using computational techniques to analyze chemical compounds, predict their properties, and simulate their interactions.

Legacy reactions refer to a chemical reaction or process that has been used historically or traditionally for a particular purpose but is now considered outdated or less commonly employed due to advancements in technology, efficiency, or sustainability. Legacy chemical reactions include older, conventional, or less environmentally friendly methods that have been replaced or improved upon by newer, more efficient, and greener alternatives. These legacy reactions might have been widely used in the past but are no longer favored due to factors such as low yields, hazardous reagents, high energy requirements, or significant waste generation.

The Quantumzyme Solution.

Our Solution is Biocatalysis through engineered enzymes. Engineering enzymes involves the application of scientific principles and techniques to modify and optimize the structure and function of enzymes for specific purposes. Historically, engineering enzymes using legacy reactions and traditional processes that involves hazardous chemicals, high pressure, high temperature, which leads to lot of waste generation. Not only do traditional methods cause significant pollution and are highly inefficient, but traditional processes also yield poor results and many inefficiencies, multiple impurities, metal catalysts, and hazardous waste. Quantumzyme addresses this problem by leveraging biology and evolution.

As environmental, social, and governance (ESG) investing becomes a factor used by socially conscious investors to screen potential investments and sustainability become key focus areas, our solution is perfect for progressive and accountable organizations and industry leaders. Our solution offers following advantages:

Traditional Process		The Quantumzyme Solution - Biocatalysis

•	Hazardous chemicals	Engineered Enzyme Catalyst
•	High Pressure High Temp	Low Pressure -Lower Temp
•	Wastage	Minimal Waste

Disadvantages		Advantages

•	High costs	• Low cost
•	Low potential for increasing yield	Improved yield & manufacturing efficiency
•	High Impurities	Sizable reduction in impurities
•	Hazardous waste is concern	ESG compliance benefits

Regulatory and Legal Compliance

Our business operations are subject to various governmental regulations and laws that govern the manufacture, distribution, and use of engineered enzyme products. These regulations are designed to ensure product safety, environmental protection, and workplace health and safety. Key regulatory authorities and legal frameworks applicable to our business include:

•	Environmental Protection Agency (EPA): If our engineered enzymes involve biotechnological applications that may impact the environment, compliance with the Toxic Substances Control Act (TSCA) and other EPA regulations is required.

•	Occupational Safety and Health Administration (OSHA): Governs workplace safety requirements related to the handling, storage, and manufacturing of enzyme-based products.

•	Other Global Regulatory Bodies: Depending on our operational markets, we may also comply with similar regulatory agencies in Canada (Health Canada), China (National Medical Products Administration), and other jurisdictions where we operate.

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USA and EUROPE

Regulations regarding companies that bioengineer enzymes vary depending on the country and the specific nature of the enzymes being produced. However, some common regulatory frameworks to which we may become subject to include:

•	Food and Drug Administration (FDA) in the United States: Enzymes used in food production are subject to regulation by the FDA. The FDA evaluates the safety of these enzymes through its Generally Recognized as Safe (GRAS) program. Enzymes that have been determined to be GRAS can be used in food production without further regulatory oversight.

•	European Food Safety Authority (EFSA): In the European Union, enzymes used in food production are regulated by the EFSA. Similar to the FDA's GRAS program, enzymes that are considered safe for use in food are included in the EFSA's list of authorized food enzymes.

•	European Chemicals Agency (ECHA): Enzymes used in industrial processes may be subject to regulation under the Registration, Evaluation, Authorization, and Restriction of Chemicals (REACH) regulation in the European Union. This regulation requires companies to register and obtain authorization for the use of certain substances, including enzymes, in industrial applications.

•	Codex Alimentarius Commission: This international food standards organization, jointly run by the Food and Agriculture Organization (FAO) and the World Health Organization (WHO), provides guidelines and recommendations for food safety, including the use of enzymes in food production. While Codex standards are not legally binding, they are often adopted by countries as part of their regulatory frameworks.

•	Biosafety Regulations: In many countries, including the United States and various European countries, there may be specific regulations governing the use of genetically modified organisms (GMOs) or genetically engineered enzymes. These regulations typically address environmental and health concerns associated with the release of GMOs into the environment or their use in food production.

UNITED ARAB EMIRATES

Regulations regarding bioengineering and enzyme production in the United Arab Emirates (UAE) might not be as extensively documented or publicly available as in some other countries. However, we believe that the existing regulations and oversight mechanisms in place to ensure the safety of bioengineered products and their compliance with international standards are as follows:

•	Ministry of Climate Change and Environment (MOCCAE): The MOCCAE in the UAE is responsible for overseeing environmental regulations and may have a role in regulating bioengineering activities that could impact the environment, such as the release of genetically modified organisms (GMOs) or genetically engineered enzymes into the environment.

•	Biotechnology Regulatory Framework: The UAE has a regulatory framework specifically addressing biotechnology and genetically modified organisms (GMOs). This framework includes regulations governing the research, development, production, and commercialization of bioengineered products, including enzymes.

•	Import and Export Regulations: The UAE has import and export regulations governing the movement of bioengineered products, including enzymes, across its borders. These regulations may include requirements for labeling, documentation, and permits.

•	International Standards and Agreements: The UAE may align its regulations with international standards and agreements related to bioengineering and biotechnology. This alignment could include adherence to guidelines established by organizations such as the Codex Alimentarius Commission or international treaties addressing biosafety and environmental protection.

•	Research Ethics and Biosafety: Institutions and companies involved in bioengineering activities in the UAE may be required to adhere to research ethics guidelines and biosafety protocols to ensure the responsible conduct of research and the protection of human health and the environment.

In short, Management believes that it is essential for any company involved in bioengineering activities, including enzyme production, to consult with relevant government agencies and legal experts to ensure compliance with applicable regulations and standards in both the U.S.A. and the U.A.E. Additionally, regulatory requirements may evolve over time, we intend to stay informed about updates and changes to regulations that may affect our current and future operations.

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Key Safety Considerations

As a company potentially planning to establish manufacturing of engineered enzyme products in the future, we intend to adhere to several safety considerations to protect employees, consumers, and the environment. Here are key safety aspects:

•	General Workplace Safety

•	Occupational Health

•	Personal Protective Equipment (PPE): Employees must wear appropriate PPE (gloves, lab coats, respirators, etc.) when handling enzyme products, especially powdered or aerosolized forms that may cause respiratory sensitization.
•	Ventilation & Air Quality Control: Adequate air filtration and ventilation systems should be in place to prevent inhalation of enzyme dust and aerosols.
•	Hazard Communication (HazCom): Proper labeling and Safety Data Sheets (SDS) must be maintained and provided to employees regarding enzyme handling and potential hazards.
•	Training & Emergency Preparedness: Workers must be trained on safe handling, spill response, and emergency procedures, including first aid measures for accidental exposure.

•	Product Safety & Consumer Protection

•	GRAS (Generally Recognized as Safe) Compliance: If enzymes are used in food, they must comply with FDA or equivalent international GRAS standards.
•	Allergen & Toxicity Testing: Companies must conduct rigorous testing to ensure that enzyme products do not pose allergenic, toxic, or other health risks.
•	Purity & Contamination Control: Manufacturing processes must prevent microbial or chemical contamination to ensure product safety and integrity.

•	Environmental Safety & Waste Management

	•	Biodegradability & Environmental Impact Assessments: Companies must assess the potential impact of engineered enzymes on ecosystems, including biodegradability and persistence in the environment.
	•	Waste Disposal Compliance: Enzyme waste, byproducts, and expired materials must be disposed of according to hazardous waste regulations (e.g., EPA’s Resource Conservation and Recovery Act, EU Waste Framework Directive).
	•	Spill Prevention & Containment: Protocols should be in place to prevent accidental releases, including secondary containment systems and spill response plans.

•	Biosecurity & Genetic Engineering Compliance

	•	Biosafety Levels (BSL): If working with genetically modified enzymes, facilities must comply with appropriate biosafety level classifications (BSL-1 to BSL-3) depending on risk factors.
	•	Gene Editing & GMO Regulations: Compliance with laws such as the USDA’s Biotechnology Regulations, the Cartagena Protocol on Biosafety, and EU GMO Directives is required when modifying organisms for enzyme production.
	•	Containment & Cross-Contamination Prevention: Procedures should be in place to prevent unintended release of genetically engineered microorganisms or enzymes.

•	Fire & Chemical Safety

	•	Flammability & Chemical Handling: Some enzymes may require careful handling due to their reaction with other chemicals or potential combustion risk.
Compliance with NFPA (National Fire Protection Association) standards.
	•	Storage & Labeling: Enzymes and related chemicals must be stored safely, with clear hazard identification and adherence to local and international chemical safety regulations (e.g., OSHA’s Hazard Communication Standard, GHS labeling).

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Our Competition.

The bioengineering of enzymes sector encompasses a wide range of players, including companies, research institutions, and academic organizations. As we are in the initial rollout of our plan of operation, we believe that the major players in our industry will generally be better funded and will have the ability to attract and hire qualified candidates in all facets of our business. The following is an overview of the key players in this field:

Biotech: Numerous biotechnology companies specialize in the bioengineering of enzymes for various industrial applications. These companies often develop proprietary technologies and enzyme products tailored to specific industrial processes. Some prominent players include:

•	Novozymes: One of the largest and most well-known enzyme manufacturers globally, offering enzymes for applications in industries such as agriculture, bioenergy, food and beverages, household care, and more.

•	DuPont Industrial Biosciences: Known for its expertise in enzyme production and bio-based solutions for industries like food and beverage, animal nutrition, textiles, and biofuels.

•	BASF: Offers a wide range of enzyme products for applications in detergents, food processing, animal nutrition, and more.

MANAGEMENT

The following table sets forth the names, ages and positions of our current board members and executive officers:

Name	Age	Position with the Company	With the Company Since
Naveen Krishnarao Kulkarni(1)	49	Chief Executive Officer, President, Secretary, Treasurer, Director	Since 2023
Manu Bharath Khareedhi(2)	37	Independent Director	Since 2023
Shrutin Ashok Ulman(2)	55	Independent Director	Since 2023

Biographies

Naveen Krishnarao Kulkarni – Mr. Kulkarni has two and a half decades of healthcare & biotech experience covering a broad range of scientific, entrepreneurial and innovation strategies in markets spanning Europe, the USA, Australia, and India. From 2017 through February 2023, when the Company acquired various assets from Mr. Kulkarni, Mr. Kulkarni was working on and formulating the concept and business model of what would become the current iteration of the Company. To this end, he was instrumental in raising seed capital, implementing the initial business plan and plan of operations, and positioning the company to operate as an IP driven business. From 2011 to 2016, Mr. Kulkarni was a Director and CEO of Cryo Stemcell Pvt. Ltd. where he was instrumental in the turnaround of the company from a stem cell banking service provider to a healthcare company. He also developed a business plan for next level funding and initiated PRP therapy and hospital partnerships with new customer acquisition and sales team mobilization plan for India. From November 2007 to October 2011, Mr. Kulkarni was a director at Philips Research, Asia, where he was involved in identifying and developing ventures for spin-ups, spin-ins and spin-outs in Philips with a portfolio of opportunities for new business creation across healthcare and energy relevant for India, emerging markets and globally. We believe that Mr. Kulkarni possesses attributes that qualify him to serve as a member of the Board, including his leadership skills, and experience.

55

Dr. Manu Bharath – Dr. Bharath is an experienced Otorhinolaryngologist, who has worked for the last 14 years as an ENT performing head & neck surgeries. He graduated and obtained his MBBS degree from JSS Medical College, Sri Shivarathreeshwara Nagar, Mysore in 2009, and then obtained his postgraduate MS degree from Dr. Vasantrao Pawar Medical College, Hospital and Research Centre, Adgaon, Nashik in 2017. Since 2017, Dr. Bharath has been practicing at Pristyn Care Clinics in Bangalore. Pristyn Care is a health care startup that focuses on day care procedures.

We believe that Dr. Bharath possesses attributes that qualify him to serve as a member of the Board, including his leadership skills, and experience.

Dr. Shrutin Ashok Ulman - Dr. Ulman is a qualified senior professional with 30 years’ experience in life sciences/medical devices including end-to-end product development and management, value proposition development in diagnostics and therapeutics. Seeking challenging senior managerial assignments with a reputed organization to utilize acquired skills in accomplishing organizational growth objectives. Specifically, since 2019, Dr. Ulman has been acting as a director Philips, India where his work includes defining and setting up strategic partnerships and interacting with the stakeholders to align product deliverables to the business requirements of the clients, spearheading and collaborating with multiple teams for piloting clinical trials and clinical studies, focusing on R&D innovation, and rolling out new product development strategies, and working on digital therapeutics. Additionally, he is currently the Head Researcher of Africa Philips, Nairobi, working to ensure access to care, sustainability, and risk management of value/supply chains catering to areas like Digital Primary Care Solutions and Digital Therapeutics. We believe that Dr. Ulman possesses attributes that qualify him to serve as a member of the Board, including his leadership skills, and experience.

Significant Employees

None

Family Relationships

None

Involvement in Certain Legal Proceedings

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(1)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(2)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i

.Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

56

(3)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(4)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(6)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(7)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons that own more than 10% of a registered class of our equity securities to file with the U.S. Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto filed with the U.S. Securities and Exchange Commission since our registration statement on Form 10 became effective, no person that, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of our equity securities, or any other person known to be subject to Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act.

Code of Ethics.

The Company has not yet formally adopted a Code of Ethics due to its current size and limited number of employees. Management and the Board of Directors intend to adopt and implement a Code of Ethics consistent with the requirements of Item 406 of Regulation S-K during the fiscal year ending July 31, 2027. Until formal adoption, the Company’s management and directors have committed to conduct all business in accordance with the principles of honesty, integrity, and accountability described above.

Audit Committee

Our Board of Directors currently serves as the Audit Committee, and the Company does not have a separately designated standing audit committee. Given the Company’s small size, limited operations, and financial resources, the Board has determined that the establishment of a separate audit committee is not yet practical.

57

Transactions with Related Persons

On February 21, 2023, Reliant Service Inc., a Nevada corporation (the “Company”) entered into that certain Asset Purchase Agreement (“Purchase Agreement”), between the Company and Quantumzyme Inc., a Delaware corporation, (“Quantumzyme”) and Mr. Naveen Krishna Rao Kulkarni, an individual (“Mr. Kulkarni”), the sole officer, director, and shareholder of Quantumzyme (collectively, Quantumzyme and Mr. Kulkarni are hereinafter referred to as the “Seller”) pursuant to which the Company acquired various assets from the Seller, such assets are applied to and used in the “Enzyme Catalyst” biotransformation sector. Specifically, the assets acquired focus on clean and green chemistry used to enhance enzyme activity, selectivity, and specificity by applying novel quantum mechanics, molecular modelling, and engineering approaches. The “Enzyme Catalyst” is aimed at converting legacy chemical reaction into green chemistry (collectively, the Enzyme Catalyst, all related proprietary and nonproprietary technology, know-how, and all other facets of Seller’s assets are referred to hereinafter as the “Acquired Assets”). In exchange for the Acquired Assets, the Company issued Mr. Kulkarni One Million Five Hundred Thousand (1,500,000) restricted shares of the Company’s common stock, representing approximately Seventy-Three (73%) percent of the Company’s issued and outstanding shares.

Policies and Procedures for Related-Party Transactions

Our Company does not have any formal written policies or procedures for related party transactions, however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct. We have two independent directors on our Board of Directors.

Changes in Control

There are no present arrangements or pledges of the Company’s securities, which may result in a change in control of the Company.

Director Independence

The Board of Directors is currently composed of three members and we have two independent directors at this time. Under the definition of independent directors found in Nasdaq Rule 5605(a)(2), which is the definition we have chosen to apply, Manu Bharath Khareedhi and Shrutin Ashok Ulman are independent.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for each of our last two completed fiscal years, the dollar value of all cash and noncash compensation earned by any person who was our principal executive officer and each of our three most highly compensated other executive officers or persons who were serving in such capacities during the preceding fiscal year (“Named Executive Officers”):

							Change
							in
							Pension
							Value
						Non	and Non-
						Equity	Qualified
	Year					Incentive	Deferred	All
	Ended			Stock	Option	Plan	Compensation	Other
Name and Principal	July.	Salary	Bonus	Award(s)	Awards	Compen-	Earnings	Compensation	Total
Position	31	($)	($)	($)	($)	sation	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Naveen Krishnarao Kulkarni, (1)	2025	$90,000	-	-	-	-	-	-	$90,000
Chief Executive	2024	$75,000	-	$54,000	-	-	-	-	$129,000
	2023	$15,000
Manu Bharath Khareedhi,Director (2)	2025 2024 2023
Shrutin Ashok Ulman, Director (3)	2025 2024 2023

(1) On May 23, 2023, the Company entered into an Executive Employment Agreement with Mr. Kulkarni whereby Mr. Kulkarni agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors. The Employment Agreement became effective as of June 1, 2023, (the “Effective Date”) and had a term that expired on May 31, 2024. The Company and Mr. Kulkarni have extended the term of the Executive Employment Agreement by mutual agreement on the same terms and conditions. Under the terms of the Employment Agreement, the Company shall compensate Mr. Kulkarni: (i) a base salary of $90,000 per year, payable at a rate of $7,500 per month during, which accrues and any outstanding balance becomes due and payable as soon as reasonably practicable; (ii) issue 29,500,000 restricted shares of the Company’s common stock valued at $0.001 per share; and, (iii) issue 500,000 restricted shares of the Company’s Series B Preferred Stock valued at $0.001 per share.

(2) On June 7, 2023, Manu Bharath Khareedhi was appointed to the Company’s board of directors as an independent director. Mr. Bharath did not receive any compensation in 2023 and will be compensated $1,500 per every in-person meeting of the board of directors.

(3) On June 7, 2023, Shrutin Ashok Ulman was appointed to the Company’s board of directors as an independent director. Mr. Ulman did not receive any compensation in 2023and will be compensated $1,500 per every in-person meeting of the board of directors.

Other than the forgoing, no officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers, or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

58

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed. The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time that the Company completes a reverse merger or business combination.

Intellectual Property Assignment – Related Party Transaction

As previously disclosed, the Company entered into an Asset Purchase Agreement dated February 21, 2023, pursuant to which it acquired certain intellectual property, including proprietary enzyme engineering technologies, know-how, and related developments (the “Acquired IP”).

The Acquired IP includes the subject matter of U.S. Patent Application Publication No. US20250146029A1, titled “Modified Polypeptides for Enzymatic Synthesis of Ibuprofen,” which was filed on November 2, 2023. The patent application was filed in the name of the Company’s Chief Executive Officer, Naveen Krishnarao Kulkarni, in his individual capacity.

In order to formalize legal title consistent with the Company’s rights under the Asset Purchase Agreement, the Company and Mr. Kulkarni have entered into a confirmatory assignment agreement pursuant to which Mr. Kulkarni has assigned all right, title, and interest in and to such intellectual property to the Company.

The assignment is intended to confirm the Company’s ownership of the intellectual property as originally contemplated under the Asset Purchase Agreement, and no additional consideration was paid in connection with the assignment.

The Company has not historically recorded such intellectual property as an asset in its financial statements due to the absence of a formal valuation.

Board Independence

The Board of Directors is currently composed of three member and we have two independent directors at this time.

59

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of September 14, 2026, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of the Named Executive Officers (defined as any person who was principal executive officer during the preceding fiscal year and each other highest compensated executive officers earning more than $100,000 during the last fiscal year) and directors; and (iii) our directors and Named Executive Officers as a group, based on 40,972,050 shares of common stock outstanding:

_______________

Name of Person or Group(1)	Nature of Ownership	Amount	Percent

Principal Stockholders:
Naveen Krishnarao Kulkarni (1)	Common stock	31,000,000	75.6%

Directors:
Naveen KrishnaraoKulkarni,	Common stock	31,000,000	75.6%
Manu Bharath Khareedhi	Common Stock	0	0%
Shrutin Ashok Ulman	Common Stock	0	0%
All Executive Officers and Directors as a Group (3 persons):	Common Stock	-
	Common stock	31,000,000	75.6%

_______________

(1)Address for Principal Stockholder is: 15656 Bernardo Center Drive, Suite 801 San Diego, CA 92127

The persons named in the above table have sole voting and dispositive power respecting all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security. Each director, officer, or 5% or more stockholder, as the case may be, has furnished the information respecting beneficial ownership.

60

DESCRIPTION OF SECURITIES

General

Our common shares are quoted on the Pink Open Market under the symbol “QGAI.” Our common shares trade and have traded on a limited or sporadic basis and should not be deemed to constitute an established public trading market. Broker-dealers often decline to trade in over-the-counter stocks that are quoted on the Pink Open Market given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common shares by reducing the number of potential investors. This may make it more difficult for investors in our common shares to sell shares to third parties or to otherwise dispose of their shares. This could cause our share price to decline, and there is no assurance that there will be liquidity in our common shares.

In addition, The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

61

Articles of Incorporation

We are governed by our amended articles of incorporation (the “Articles”) under Nevada law (the “Act”) and by our by-laws (the “By-laws”).

We are authorized to issue 750,000,000 shares of common stock, $0.00001 par value, and 150,000,000 shares of preferred stock, $0.00001 par value. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Stock options

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future.

DESCRIPTION OF SECURITIES TO BE OFFERED

We are authorized to issue up to 750,000,000 shares of common stock, par value $0.00001, and 150,000,000 shares of preferred stock, par value $0.00001. As of September 14, 2026 we had 40,972,050 shares of common stock issued and outstanding and 500 shares of Series B Preferred Stock issued and outstanding.

Each share of common stock entitles the holder thereof to one vote on each matter submitted to a vote at a meeting of the stockholders. All of our common stock is of the same class and has the same rights and preferences. Our capital stock is issued as fully paid, and the private property of the stockholders is not liable for our debts, obligations, or liabilities. Our fully paid stock is not liable to any further call of assessment.

Holders of our common stock are entitled to receive the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution, or winding up of our company, holders of our common stock would be entitled to distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons that own more than 10% of a registered class of our equity securities to file with the U.S. Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto filed with the U.S. Securities and Exchange Commission since our registration statement on Form 10 became effective, no person that, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of our equity securities, or any other person known to be subject to Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jonathan D. Leinwand, Esq.

62

EXPERTS

The Company engaged the independent registered public audit firm, Fruci & Associates II, PLLC, to perform the audit for the year ended July 31, 2025 and July 31, 2024.

WHERE YOU CAN FIND MORE INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into their Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Naveen Krishnarao Kulkarni - at our executive offices. The telephone number is +1 858-203-0312. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

63

Financial Statements - Table of Contents

F-1

QUANTUM GENESIS AI CORP.

(FKA QUANTUMZYME CORP.)

CONDENSED BALANCE SHEETS

	April 30, 2026	July 31, 2025
ASSETS	(Unaudited)	(Audited)
Cash	$59	$584
Prepaid expenses	-	-
Total current assets	59	584

Total assets	$59	$584

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$175,502	$175,218
Due to related parties	16,602	17,002
Notes payable	251,209	249,081
Total current liabilities	443,313	441,301

Total liabilities	443,313	441,301

Commitments and Contingencies (See note 5)	-	-

Preferred Shares 130,000,000 authorized shares, par value $0.00001 0 shares issued and outstanding as of April 30, 2026 and July 31, 2025, respectively	-	-
Series A Preferred Shares 10,000,000 authorized shares, par value $0.00001 0 shares issued and outstanding as of April 30, 2026 and July 31, 2025, respectively	-	-
Series B Preferred Shares 10,000,000 authorized shares, par value $0.00001 500 shares issued and outstanding as of April 30, 2026 and July 31, 2025, respectively	5	5
Common Shares 750,000,000 authorized shares, par value $0.00001; 40,972,050 and 38,962,050 shares issued and outstanding as of April 30, 2026 and July 31, 2025, respectively	409	389
Additional paid-in capital	9,597,336	5,195,456
Accumulated deficit	(10,041,004)	(5,636,567)
Total stockholders' deficit	(443,254)	(440,717)

Total liabilities and stockholders' deficit	$59	$584

The accompanying notes are an integral part of these condensed financial statements.

F-2

QUANTUM GENESIS AI CORP.

(FKA QUANTUMZYME CORP.)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the quarter ended		For the nine months ended
	April 30		April 30
	2026	2025	2026	2025

Sales	$-	$-	$-	$-

Operating expenses
General and administrative	5,966	11,453	25,029	16,365
Professional fees	13,117	49,000	34,632	129,556
Total operating expenses	19,083	60,453	59,661	145,921

Loss from operations	(19,083)	(60,453)	(59,661)	(145,921)

Other expense
Interest expense	(5,829)	(5,310)	(18,904)	(15,171)
Loss on conversion of debt	-	-	(4,325,872)	-
Total other expenses	(5,829)	(5,310)	(4,344,776)	(15,171)

Net loss before tax provision	(24,912)	(65,763)	(4,404,437)	(161,092)
Tax provision	-	-	-	-
Net loss	$(24,912)	$(65,763)	$(4,404,437)	$(161,092)

Net loss per common share: basic and diluted	$(0.00)	$(0.00)	$(0.11)	$(0.00)
Weighted average common shares outstanding - basic and diluted	35,327,050	35,327,050	38,962,050	35,117,811

The accompanying notes are an integral part of these condensed financial statements.

F-3

QUANTUM GENESIS AI CORP.

(FKA QUANTUMZYME CORP.)

CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT

(Unaudited)

	Series B
	Preferred		Common		Paid-In	Accumulated	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Deficit
Balance, July 31, 2025	500	$5	38,962,050	$389	$5,195,456	$(5,636,567)	$(440,717)
Net loss						(49,868)	(49,868)
Balance, October 31, 2025	500	5	38,962,050	389	5,195,456	(5,686,435)	(490,585)
Shares issued for conversion of debt	-	-	2,010,000	20	4,401,880	-	4,401,900
Net loss	-	-	-	-	-	(4,329,657)	(4,329,657)
Balance, January 31, 2026	500	5	40,972,050	409	9,597,336	(10,016,092)	(418,342)
Net loss	-	-	-	-	-	(24,912)	(24,912)
Balance, April 30, 2026	500	$5	40,972,050	$409	$9,597,336	$(10,041,004)	$(443,254)

Balance, July 31, 2024	500	$5	34,777,050	$347	$5,153,647	$(5,437,298)	$(283,299)
Shares issued for cash	-	-	550,000	6	5,494	-	5,500
Net loss	-	-	-	-	-	(65,523)	(65,523)
Balance, October 31, 2024	500	5	35,327,050	353	5,159,141	(5,502,821)	(343,323)
Net loss						(29,806)	(29,806)
Balance, January 31, 2025	500	5	35,327,050	353	5,159,141	(5,532,627)	(373,129)
Shares issued for cash	-	-	3,635,000	36	36,314	-	36,350
Net loss						(65,763)	(65,763)
Balance, April 30, 2025	500	$5	38,962,050	$389	$5,195,455	$(5,598,390)	$(402,541)

The accompanying notes are an integral part of these condensed financial statements.

F-4

QUANTUM GENESIS AI CORP.

(FKA QUANTUMZYME CORP.)

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended
	April 30, 2026	April 30, 2025
Cash Flows from Operating Activities
Net loss	$(4,404,437)	$(161,092)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on conversion of debt	4,325,872	(2,500)
Changes in assets and liabilities
Prepaid expenses	-	10,000
Accounts payable	16,012	35,892
Due to related party	(400)	1,150
Net cash from operating activities	(62,953)	(116,550)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	-	41,850
Proceeds from notes payable	62,428	75,284
Net cash from financing activities	62,428	117,134

Net decrease in cash	(525)	584
Cash, beginning of period	584	-
Cash, end of period	$59	$584

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Shares issued for settlement of notes payable and accrued liabilities	$76,028	$3,200

The accompanying notes are an integral part of these unaudited financial statements.

F-5

QUANTUM GENESIS AI CORP.

(FKA QUANTUMZYME CORP.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2026

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Quantum Genesis AI Corp. (formally Reliant Service Inc.) (the “Company”) was incorporated in the state of Nevada on March 20, 2015. The predecessor company was originally formed to develop marketing channels for office equipment before pivoting to its current biotechnology business following the 2023 asset acquisition. Our functional currency is the US Dollar and all the references to currency in the financial statements are in US Dollars.

On February 8, 2023, Ms. Sandra (Demeria) Brossart (“Brossart”) resigned as the sole-officer and director of the Company, and Mr. Naveen Krishna Rao Kulkarni (“Kulkarni”) was appointed as sole-officer and director in her place. Thereafter, on February 21, 2023, the Company entered into that certain Asset Purchase Agreement (“Purchase Agreement”), between the Company and Quantumzyme Inc., a Delaware corporation, (“Quantumzyme”) and Kulkarni, the sole- officer, director, and shareholder of Quantumzyme (collectively, Quantumzyme and Mr. Kulkarni are hereinafter referred to as the “Seller”) pursuant to which the Company acquired various assets from the Seller, such assets are applied to and used in the “Enzyme Catalyst” biotransformation sector. In exchange for the Acquired Assets, the Company issued Mr. Kulkarni One Hundred Fifty Million (1,500,000) restricted shares of the Company’s common stock (Post split), representing approximately Seventy-Three (73%) percent of the Company’s issued and outstanding shares.

On March 31, 2023, the Company changed its name to Quantumzyme Corp.

On November 30, 2025, the Board of Directors approved an amendment to the Company’s Articles of Incorporation to change the Company’s name from Quantumzyme Corp. to Quantum Genesis AI Corp. On February 11, 2026, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada and the name change became effective upon filing.

Correction of an Error

Professional fees and total liabilities were overstated by $22,500 during the three months ended October 31, 2025. The error was corrected during the three months ended April 30, 2026 reduction of professional fees and total liabilities. The effect of the error corrections on the prior periods has been determined to be immaterial.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the nine months ended April 30, 2026, the Company incurred net losses of $4,404,437, accumulated deficits of $10,041,004, and used cash in operations in the amount of $62,953. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

F-6

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

F-7

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of April 30, 2026 and July 31, 2025 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at April 30, 2026 and July 31, 2025.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s consolidated financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews consolidated operating results to make decisions about allocating resources and assessing performance for the entire Company.

The Company does not believe that other standards, which have been issued but are not yet effective, will have a significant impact on its financial statements.

F-8

NOTE 4 – PROMISSORY NOTES

Promissory notes payable as of April 30, 2026 and July 31, 2025 consists of the following:

	April 30, 2026	July 31, 2025
Dated June 14, 2021	$6,000	$6,000
Dated July 20, 2021	642	642
Dated February 10, 2023	-	15,300
Dated February 10, 2023	12,750	12,750
Dated March 14, 2023	6,161	6,161
Dated April 28, 2023	7,803	7,803
Dated April 28, 2023	8,077	8,077
Dated May 4, 2023	5,904	5,904
Dated July 31, 2023	3,392	3,392
Dated September 8, 2023	2,000	2,000
Dated September 11, 2023	2,500	2,500
Dated September 13, 2023	6,000	6,000
Dated September 20, 2023	2,000	2,000
Dated September 29, 2023	-	20,000
Dated October 11, 2023	-	25,000
Dated October 16, 2023	6,000	6,000
January 31, 2024	1,420	1,420
February 8, 2024	7,500	7,500
February 21, 2024	7,000	7,000
February 22, 2024	1,865	1,865
April 2, 2024	1,902	1,902
April 22, 2024	5,000	5,000
May 5, 2024	450	450
June 17, 2024	3,000	3,000
June 25, 2024	10,000	10,000
August 2, 2024	6,000	6,000
August 16, 2024	3,125	3,125
September 12, 2024	1,500	1,500
October 28, 2024	10,000	10,000
October 29, 2024	5,000	5,000
October 29, 2024	6,500	6,500
December 5, 2024	8,000	8,000
December 7, 2024	3,190	3,190
February 11, 2025	2,500	2,500
February 28, 2025	8,300	8,300
March 4, 2025	4,500	4,500
April 30, 2025	14,169	14,169
July 31, 2025	8,631	8,631
August 21, 2025	1,383	-
October 31, 2025	18,130	-
January 31, 2026	23,772	-
February 26, 2026	9,890	-
April 30, 2026	9,253	-
Total notes payable	$251,209	$249,081

During the nine months ended April 30, 2026 and 2025, the Company issued various promissory notes amounting to $62,428 and $75,284 for general operating purposes to a single noteholder. The notes carry a 10% interest rate and are due upon 10 days written notice. As of April 30, 2025 and July 31 2025, the Company had amounts due to the note holder of $251,209 and $249,081, respectively. On January 20, 2026, the Company issued 2,010,000 shares of common stock valued at $4,401,900 to settle $60,300 in note payable and $15,728 in accrued interest resulting in a loss on settlement of debt of $4,325,872.

On June 14, 2021, the Company issued a promissory note for proceeds of $6,000. The note is due on demand and accrues interest at 10% per annum. On July 17, 2023, the note holder sold and assigned $3,200 of the balance to two unrelated parties. On July 25, 2023, the new note holders settled the combined balance of $3,200 for the issue of 3,200,000 shares of common stock valued at $3,200.

F-9

During the nine months ended April 30, 2026 and 2025, the Company recorded interest expense of $18,904 and $15,171, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of April 30, 2026 and July 31, 2025, the amount due to related parties was $16,602 and $17,002, respectively. Amounts due to related parties are non-interest bearing and due on demand.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 7 – STOCKHOLDERS’ EQUITY

The Company’s authorized common stock consists of 750,000,000 shares with par value of $0.00001. As of April 30, 2026 and July 31, 2025, the Company had 40,972,050 and 38,962,050 shares of common stock issued and outstanding.

On February 21, 2023, the Company filed a Certificate of Amendment together with Amended & Restated Articles of Incorporation with the Secretary of State of the State of Nevada increasing the Company’s authorized shares of common stock from 75,000,000 to 900,000,000, consisting of 750,000,000 shares of Common Stock, par value $0.00001 and 150,000,000 shares of authorized but undesignated preferred stock, par value $0.00001.

On March 31, 2023, the Company’s Board of Directors approved a 1 to 100 reverse stock split as of the record date of March 31, 2023. The reverse stock split was subsequently processed by FINRA and became effective. The financial statements have been retroactively restated to show the effect of the stock split.

On May 24, 2023, the Company filed a Certificate of Designation (“Certificate of Designation”) with the Secretary of State of the State of Nevada that provided for the creation of Series A Preferred Stock and Series B Preferred Stock from the previously authorized but undesignated shares of the Company’s preferred stock.

The Company’s Certificate of Designation designates 10,000,000 shares as Series A Preferred Shares the designations, powers, preferences, rights, and restrictions granted or imposed upon the Series A Preferred Shares and holders thereof are as follows:

(i)	Series A Preferred Stock ranks senior to all other classes of stock;
(ii)	(ii) Series A Preferred Stock is convertible at a ratio of 1:10; and,
(iii)	(iii) Series A Preferred Stock votes by multiplying the number of shares of Series A Preferred Stock held by such holder by 100.

Additionally, the Company’s Certificate of Designation, designates 10,000,000 shares as Series B Preferred Shares the designations, powers, preferences, rights, and restrictions granted or imposed upon the Series B Preferred Shares and holders thereof are as follows:

(i)	Series B Preferred Stock ranks junior to all other classes of Preferred Stock;
(ii)	Series B Preferred Stock is convertible at a ratio of 1:50, and,
(iii)	Series B Preferred Stock votes by multiplying the number of shares of Series B Preferred Stock held by such holder by 500.

On January 20, 2026, the Company issued 2,010,000 shares of common stock valued at $4,401,900 to settle $60,300 in note payable and $15,728 in accrued interest.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to April 30, 2026 to the date these financial statements were available to be issued and has determined the following transaction to be a material subsequent event.

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Quantumzyme Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Quantumzyme Corp. (“the Company”) as of July 31, 2025 and 2024, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended July 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit, net losses, and negative cash flows from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525 We have served as the Company’s auditor since 2024. Spokane, Washington
November 13, 2025

F-11

QUANTUMZYME CORP.

(FORMALLY RELIANT SERVICES, INC.)

BALANCE SHEETS

ASSETS	July 31, 2025	July 31, 2024

Cash	$584	$-
Prepaid expenses	-	10,000
Total current assets	584	10,000

Total assets	584	10,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$175,218	$109,780
Due to related parties	17,002	15,852
Notes payable	249,081	167,666
Total current liabilities	441,301	293,298

Total liabilities	441,301	293,298

Commitments and Contingencies (See note 7)	-	-

Preferred Shares 130,000,000 authorized shares, par value $0.00001
0 shares issued and outstanding as of July 31, 2025 and 2024, respectively	-	-
Series A Preferred Shares 10,000,000 authorized shares, par value $0.00001
0 shares issued and outstanding as of July 31, 2025 and 2024, respectively	-	-
Series B Preferred Shares 10,000,000 authorized shares, par value $0.00001
500 shares issued and outstanding as of July 31, 2025 and 2024, respectively	5	5
Common Shares 750,000,000 authorized shares, par value $0.00001; 38,962,050 and 34,777,050 shares issued and outstanding as of July 31, 2025 and 2024, respectively	389	347
Additional paid-in capital	5,195,456	5,153,648
Accumulated deficit	(5,636,567)	(5,437,298)
Total stockholders' deficit	(440,717)	(283,298)

Total liabilities and stockholders' deficit	584	10,000

The accompanying notes are an integral part of these audited financial statements.

F-12

QUANTUMZYME CORP.

(FORMALLY RELIANT SERVICES, INC.)

STATEMENTS OF OPERATIONS

	For the year ended
	July 31
	2025	2024

Sales	$-	$-

Operating expenses
General and administrative	18,129	31,727
Professional fees	162,408	131,866
Total operating expenses	180,537	163,593

Loss from operations	(180,537)	(163,593)

Other expense
Gain on extinguishment of debt	2,500	-
Interest expense	(21,232)	(14,976)
Total other expenses	(18,732)	(14,976)

Net loss before tax provision	(199,269)	(178,569)
Tax provision	-	-
Net loss	$(199,269)	$(178,569)

Net loss per common share: basic and diluted	$(0.01)	$(0.01)
Weighted average common shares outstanding - basic and diluted	35,117,811	34,742,014

The accompanying notes are an integral part of these audited financial statements.

F-13

QUANTUMZYME CORP.

(FORMALLY RELIANT SERVICES, INC.)

STATEMENT OF STOCKHOLDERS' DEFICIT

	Series B
	Preferred	Par	Common	Par	Paid-In	Stock	Accumulated	Stockholders'
	Shares	Value	Shares	Value	Capital	Payable	Deficit	Deficit
Balance, July 31, 2023	500	5	31,577,050	315	5,150,480	3,200	(5,258,729)	(104,729)
Share to be issued for settlement of notes payable			3,200,000	32	3,168	(3,200)	-	-
Net loss							(178,569)	(178,569)
Balance, July 31, 2024	500	5	34,777,050	347	5,153,648	-	(5,437,298)	(283,298)
Shares issued for cash	-	-	4,185,000	42	41,808	-	-	41,850
Net loss	-	-	-	-	-	-	(199,269)	(199,269)
Balance, July 31, 2025	500	5	38,962,050	389	5,195,456	-	(5,636,567)	(440,717)

The accompanying notes are an integral part of these audited financial statements

F-14

QUANTUMZYME CORP.

(FORMALLY RELIANT SERVICES, INC.)

STATEMENTS OF CASHFLOWS

	For the year ended
	July 31, 2025	July 31, 2024
Cash Flows from Operating Activities
Net loss	$(199,269)	$(178,569)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on extinguishment of debt	(2,500)
Changes in assets and liabilities
Prepaid expenses	10,000	(10,000)
Accounts payable	65,438	80,992
Due to related party	1,150	5,940
Net cash from operating activities	(125,181)	(101,637)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	41,850	-
Proceeds from notes payable	83,915	101,637
Net cash from financing activities	125,765	101,637

Net decrease in cash	584	-
Cash, beginning of period	-	-
Cash, end of period	$584	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Share to be issued for settlement of notes payable	$-	$3,200

The accompanying notes are an integral part of these audited financial statements.

F-15

QUANTUMZYME CORP

(FORMALLY RELIANT SERVICES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2025 and 2024

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Quantum Genesis AI Corp. (formally Reliant Service Inc.) (the “Company”) was incorporated in the state of Nevada on March 20, 2015. The predecessor company was originally formed to develop marketing channels for office equipment before pivoting to its current biotechnology business following the 2023 asset acquisition. Our functional currency is the US Dollar and all the references to currency in the financial statements are in US Dollars.

On February 8, 2023, Ms. Sandra (Demeria) Brossart (“Brossart”) resigned as the sole-officer and director of the Company, and Mr. Naveen Krishna Rao Kulkarni (“Kulkarni”) was appointed as sole-officer and director in her place. Thereafter, on February 21, 2023, the Company entered into that certain Asset Purchase Agreement (“Purchase Agreement”), between the Company and Quantumzyme Inc., a Delaware corporation, (“Quantumzyme”) and Kulkarni, the sole- officer, director, and shareholder of Quantumzyme (collectively, Quantumzyme and Mr. Kulkarni are hereinafter referred to as the “Seller”) pursuant to which the Company acquired various assets from the Seller, such assets are applied to and used in the “Enzyme Catalyst” biotransformation sector. In exchange for the Acquired Assets, the Company issued Mr. Kulkarni One Hundred Fifty Million (1,500,000) restricted shares of the Company’s common stock (Post split), representing approximately Seventy-Three (73%) percent of the Company’s issued and outstanding shares.

On March 31, 2023, the Company changed its name to Quantumzyme Corp.

On November 30, 2025, the Board of Directors approved an amendment to the Company’s Articles of Incorporation to change the Company’s name from Quantumzyme Corp. to Quantum Genesis AI Corp. On February 11, 2026, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada and the name change became effective upon filing.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the year ended July 31, 2025, the Company incurred net losses of $199,269, accumulated deficits of $5,636,567, and used cash in operations in the amount of $125,181. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

F-16

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

F-17

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of July 31, 2025 and 2024 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at July 31, 2025 and 2024.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s consolidated financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews consolidated operating results to make decisions about allocating resources and assessing performance for the entire Company.

The Company does not believe that other standards, which have been issued but are not yet effective, will have a significant impact on its financial statements.

F-18

NOTE 4 – PROMISSORY NOTES

Promissory notes payable as of July 31, 2025 and 2024 consists of the following:

	July 31, 2025	July 31, 2024
Dated June 14, 2021	$6,000	$6,000
Dated July 20, 2021	642	642
Dated February 10, 2023	15,300	15,300
Dated February 10, 2023	12,750	12,750
Dated March 14, 2023	6,161	6,161
Dated April 28, 2023	7,803	7,803
Dated April 28, 2023	8,077	8,077
Dated May 4, 2023	5,904	5,904
Dated July 31, 2023	3,392	3,392
Dated September 8, 2023	2,000	2,000
Dated September 11, 2023	2,500	2,500
Dated September 13, 2023	6,000	6,000
Dated September 20, 2023	2,000	2,000
Dated September 29, 2023	20,000	20,000
Dated October 11, 2023	25,000	25,000
Dated October 16, 2023	6,000	6,000
January 31, 2024	1,420	1,420
February 8, 2024	7,500	7,500
February 21, 2024	7,000	7,000
February 22, 2024	1,865	1,865
April 2, 2024	1,902	1,902
April 22, 2024	5,000	5,000
May 5, 2024	450	450
June 17, 2024	3,000	3,000
June 25, 2024	10,000	10,000
August 2, 2024	6,000	-
August 16, 2024	3,125	-
October 22, 2024	1,500	-
October 28, 2024	10,000	-
October 29, 2024	5,000	-
October 29, 2024	6,500	-
December 5, 2024	8,000	-
December 7, 2024	3,190	-
February 11, 2025	2,500	-
February 28, 2025	8,300	-
March 4, 2025	4,500	-
April 30, 2025	14,169	-
July 31, 2025	8,631	-
Total notes payable	$249,081	$167,666

During the year ended July 31, 2025 and 2024, the Company issued various promissory notes amounting to $83,915 and $101,637 for general operating purposes to singe noteholder. The notes carry a 10% interest rate and are due upon 10 days written notice. As of July 31 2025 and 2024, the Company had amounts due to the note holder of $242,438 and $161,024, respectively.

On June 14, 2021, the Company issued a promissory note for proceeds of $6,000. The note is due on demand and accrues interest at 10% per annum. On July 17, 2023, the note holder sold and assigned $3,200 of the balance to two unrelated parties. On July 25, 2023, the new note holders settled the combined balance of $3,200 for the issue of 3,200,000 shares of common stock valued at $3,200.

On September 12, 2024, the Company issued two promissory notes for proceeds of $2,500. The notes carry a 10% interest rate and are due upon 10 days written notice. On November 30, 2024, the noteholders, forgave the balance of the notes for no consideration.

During the year ended July 31, 2025 and 2024, the Company recorded interest expense of $21,232 and 14,976, respectively.

F-19

NOTE 5 – RELATED PARTY TRANSACTIONS

As of July 31, 2025 and 2024, the amount due to related parties was $17,002 and $15,852, respectively. Amounts due to related parties are non-interest bearing and due on demand.

NOTE 6 – INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of July 31, 2025 and 2024, are as follows:

	July 31,	July 31,
	2025	2024
Net operating loss carryforward	$(5,636,567)	$(5,437,298)
Statutory tax rate	21%	21%
Deferred tax asset	(1,183,679)	(1,141,833)
Less: Valuation allowance	1,183,679	1,141,833
Net deferred asset	$-	$-

As of July 31, 2025 and 2024, the Company had approximately $5.64 million and $5.44 million in net operating losses (“NOLs”), respectively that may be available to offset future taxable income. NOLs generated in tax years prior to July 31, 2019 can be carryforward for twenty years, whereas NOLs generated after July 31, 2019 can be carryforward indefinitely. In accordance with Section 382 of the U.S. Internal Revenue Code, the usage of the Company’s net operating loss carry forwards is subject to annual limitations following greater than 50% ownership changes.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company’s authorized common stock consists of 750,000,000 shares with par value of $0.00001. As of July 31, 2025 and 2024, the Company had 38,962,050 and 34,777,050 shares of common stock-issued and outstanding.

On February 21, 2023, the Company filed a Certificate of Amendment together with Amended & Restated Articles of Incorporation with the Secretary of State of the State of Nevada increasing the Company’s authorized shares of common stock from 75,000,000 to 900,000,000, consisting of 750,000,000 shares of Common Stock, par value $0.00001 and 150,000,000 shares of authorized but undesignated preferred stock, par value $0.00001.

On March 31, 2023, the Company’s Board of Directors approved a 1 to 100 reverse stock split as of the record date of March 31, 2023. As of the date of filing the reverse stock split has not been approved by FINRA. The financial statements have been retroactively restated to show the effect of the stock split.

On May 24, 2023, the Company filed a Certificate of Designation (“Certificate of Designation”) with the Secretary of State of the State of Nevada that provided for the creation of Series A Preferred Stock and Series B Preferred Stock from the previously authorized but undesignated shares of the Company’s preferred stock.

F-20

The Company’s Certificate of Designation designates 10,000,000 shares as Series A Preferred Shares the designations, powers, preferences, rights, and restrictions granted or imposed upon the Series A Preferred Shares and holders thereof are as follows:

(i)	Series A Preferred Stock ranks senior to all other classes of stock;
(ii)	(ii) Series A Preferred Stock is convertible at a ratio of 1:10; and,
(iii)	(iii) Series A Preferred Stock votes by multiplying the number of shares of Series A Preferred Stock held by such holder by 100.

Additionally, the Company’s Certificate of Designation, designates 10,000,000 shares as Series B Preferred Shares the designations, powers, preferences, rights, and restrictions granted or imposed upon the Series B Preferred Shares and holders thereof are as follows:

(i)	Series B Preferred Stock ranks junior to all other classes of Preferred Stock;
(ii)	Series B Preferred Stock is convertible at a ratio of 1:50, and,
(iii)	Series B Preferred Stock votes by multiplying the number of shares of Series B Preferred Stock held by such holder by 500.

During the year ended July 31, 2025, the Company issued 4,185,000 shares of common stock for $41,850 cash.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to July 31, 2025 to the date these financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-21

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Amended and Restated Articles of Incorporation of Quantum Genesis AI Corp. (Incorporated by reference from the Form 10-Q filed June 11, 2026).*
2.2	Certificate of Amendment filed February 11, 2026- Name Change. (Incorporated by reference from the Form 8-K filed February 13, 2026).*
2.3	Bylaws of Quantum Genesis AI Corp. (Incorporated by reference from the Form 10-Q filed June 11, 2026).*
4.1	Subscription Agreement**
6.1	Employment Agreement with Naveen Krishnarao Kulkarni (Incorporated by reference from the Current Report on Form 10-12G/A filed April 1, 2025).*
6.2	Asset Purchase Agreement between you, Reliant Service Inc. and Mr. Kulkarni(Incorporated by reference from the Current Report on Form 10-12G/A filed April 1, 2025).*
6.3

Intellectual Property Assignment Agreement, dated April 9, 2026, by and between Quantum Genesis AI Corp. and Naveen Kulkarni (Incorporated by reference from the Current Report on Form 8-K filed April 16, 2026).*

11.1	Consent of Fruci & Associates II, PLLC**
11.2	Consent Jonathan D. Leinwand, P.A. (contained in Exhibit 12.1)**
12.1	Legal Opinion of Jonathan D. Leinwand, P.A.**

*Previously filed

**Filed Herein

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned on October 26, 2026.

QUANTUM GENESIS AI CORP.

By:	/s/ Naveen Krishnarao Kulkarni
Name:	Naveen Krishnarao Kulkarni
Title:	Chief Executive Officer, President, Secretary, Treasurer, and Director

Date: October 26, 2026

This offering circular has been signed by the following person in the capacities indicated on the  26th day of October 2026.

Name	Title	Date

/s/ Naveen Krishnarao Kulkarni	Chief Executive Officer, President, Secretary, Treasurer and Director	October 26, 2026
Naveen Krishnarao Kulkarni	(Principal Executive Officer & Principal Financial and Accounting Officer)
/s/ Manu Bharath Khareedhi	Independent Director	October 26, 2026
Manu Bharath Khareedhi
/s/ Shrutin Ashok Ulman	Independent Director	October 26, 2026
Shrutin Ashok Ulman

65